                                                                     Exhibit 2.1

                           ASSET PURCHASE AGREEMENT

                                 by and among

                              OAN Services, Inc.

                                      and

                            nTelecom Holdings, Inc.

                                      and

                         OAN Services of Florida, Inc.

                                   as Seller

                                      and

                         ACI Telecommunications, Inc.

                                   as Buyer

                           Dated as of May 25, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                Page
                                                                                                                ----
ARTICLE 1.      DEFINITIONS...................................................................................      1
     Section 1.01     Definitions.............................................................................      1

ARTICLE 2.      PURCHASE AND SALE OF ASSETS...................................................................      6
     Section 2.01     Acquired Assets.........................................................................      6
     Section 2.02     Excluded Assets.........................................................................      7
     Section 2.03     Assumed Liabilities.....................................................................      8
     Section 2.04     Excluded Liabilities....................................................................      8
     Section 2.05     Purchase Price..........................................................................      9
     Section 2.06     Allocation of Purchase Price............................................................      9
     Section 2.07     Contingent Payout.......................................................................      9

ARTICLE 3.      THE CLOSING...................................................................................     10
     Section 3.01     Closing.................................................................................     10
     Section 3.02     Seller Deliveries to ACI................................................................     10
     Section 3.03     ACI Deliveries..........................................................................     11

ARTICLE 4.      REPRESENTATIONS AND WARRANTIES OF THE SELLER..................................................     12
     Section 4.01     Organization of OAN.....................................................................     12
     Section 4.02     Organization of OAN Florida.............................................................     12
     Section 4.03     Organization of nTelecom................................................................     12
     Section 4.04     Authority of OAN Relative to this Agreement.............................................     12
     Section 4.05     Authority of OAN Florida Relative to this Agreement.....................................     13
     Section 4.06     Authority of nTelecom Relative to this Agreement........................................     13
     Section 4.07     Consents and Approvals..................................................................     13
     Section 4.08     Financial Statements....................................................................     13
     Section 4.09     Certain Assets..........................................................................     13
     Section 4.10     Brokers.................................................................................     14
     Section 4.11     Material Contracts......................................................................     14
     Section 4.12     Governmental Permits....................................................................     14
     Section 4.13     Intellectual Property...................................................................     15
     Section 4.14     Required and Other Consents.............................................................     16
     Section 4.15     Absence of Certain Changes..............................................................     16
     Section 4.16     Litigation and Proceedings..............................................................     17
     Section 4.17     Compliance with Laws and Court Orders...................................................     17
     Section 4.18     Employee Relations......................................................................     17
     Section 4.19     No Violations...........................................................................     17
     Section 4.20     Inventories.............................................................................     17
     Section 4.21     Conflict of Activities..................................................................     18
     Section 4.22     Disclosure..............................................................................     18

ARTICLE 5.      REPRESENTATIONS AND WARRANTIES OF ACI.........................................................     18
     Section 5.01     Organization............................................................................     18

                               Table of contents
                               -----------------
                                  (continued)


                                                                                                                        Page
                                                                                                                        ----

     Section 5.02     Authority Relative to this Agreement..........................................................     18
     Section 5.03     Consents and Approvals........................................................................     18
     Section 5.04     No Violations.................................................................................     18
     Section 5.05     Brokers.......................................................................................     19

ARTICLE 6.      Intentionally Omitted...............................................................................     19

ARTICLE 7.      COVENANTS...........................................................................................     19
     Section 7.01     Access and Information........................................................................     19
     Section 7.02     Books and Records.............................................................................     19
     Section 7.03     Additional Matters............................................................................     20
     Section 7.04     Further Assurances............................................................................     20
     Section 7.05     Employees and Benefit Programs................................................................     20
     Section 7.06     Confidential Nature of Information............................................................     23
     Section 7.07     Public Announcement...........................................................................     23
     Section 7.08     Bankruptcy Court Approvals....................................................................     23
     Section 7.09     Expense Reimbursement Fee.....................................................................     24
     Section 7.10     Conduct of the Transaction Processing Business................................................     24
     Section 7.11     Notices of Certain Events.....................................................................     24
     Section 7.12     No Seller Defaults............................................................................     25
     Section 7.13     Rejection of Specified Contracts..............................................................     25
     Section 7.14     Accounts Receivable...........................................................................     25

ARTICLE 8.      CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND ACI...............................................     25
     Section 8.01     Bankruptcy Court Order........................................................................     25
     Section 8.02     Injunctions; Orders...........................................................................     25
     Section 8.03     Rule; Regulation..............................................................................     25

ARTICLE 9.      CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER...................................................     26
     Section 9.01     ACI's Obligations.............................................................................     26
     Section 9.02     Representations and Warranties................................................................     26
     Section 9.03     No Misrepresentation or Breach of Covenants and Warranties....................................     26

ARTICLE 10.      CONDITIONS PRECEDENT TO OBLIGATION OF ACI..........................................................     26
     Section 10.01    No Misrepresentation or Breach of Covenants and Warranties....................................     26
     Section 10.02    No Changes or Destruction of Property.........................................................     26
     Section 10.03    No Restraint or Litigation....................................................................     27
     Section 10.04    Necessary Governmental Approvals..............................................................     27
     Section 10.05    Necessary Consents............................................................................     27
     Section 10.06    Key Employees.................................................................................     27
     Section 10.07    Final Order...................................................................................     27

ARTICLE 11.      Intentionally Omitted..............................................................................     27

ARTICLE 12.      TERMINATION, AMENDMENT AND WAIVER..................................................................     27
     Section 12.01    Termination...................................................................................     27

                               Table of contents
                               -----------------
                                  (continued)


                                                                                                                      Page
                                                                                                                      ----
     Section 12.02    Notice of Termination.......................................................................      28
     Section 12.03    Effect of Termination.......................................................................      28

ARTICLE 13.      GENERAL PROVISIONS...............................................................................      29
     Section 13.01    Survival of Representations, Warranties, and Agreements.....................................      29
     Section 13.02    Damages/Indemnity...........................................................................      29
     Section 13.03    Transfer Taxes..............................................................................      29
     Section 13.04    Notices.....................................................................................      29
     Section 13.05    Descriptive Headings; Certain Terms.........................................................      31
     Section 13.06    Entire Agreement, Assignment................................................................      31
     Section 13.07    Governing Law; Submission to Jurisdiction...................................................      31
     Section 13.08    Expenses....................................................................................      31
     Section 13.09    Amendment...................................................................................      31
     Section 13.10    Waiver......................................................................................      31
     Section 13.11    Counterparts; Effectiveness.................................................................      31
     Section 13.12    Severability; Validity; Parties of Interest.................................................      32

ARTICLE 14.      TAX MATTERS......................................................................................      32
     Section 14.01    Tax Definitions.............................................................................      32
     Section 14.02    Tax Representations and Warranties..........................................................      33
     Section 14.03    Tax Matters.................................................................................      33

                           ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT, dated as of May 25, 2001 (this "Agreement"), is made by and among nTelecom Holdings, Inc., a Delaware corporation ("nTelecom"), OAN Services, Inc., a Texas corporation ("OAN"), OAN Services of Florida, Inc., a Texas corporation ("OAN Florida", and together with nTelecom and OAN, each a "Seller Party" and collectively, the "Seller" or the "OAN Parties"), and ACI Telecommunications, Inc., a Delaware corporation ("ACI").

          WHEREAS, the Seller is engaged in, among other things, the business of
(i) serving as a telecommunication clearinghouse between telecommunications and telecommunications related service providers ("Customers") and local exchange carriers ("LECs"), and (ii) the billing, processing and collection of payments and information relating to such payments, and all ancillary services performed in connection therewith (collectively, the "Transaction Processing Business");

          WHEREAS, each of the Seller Parties intends to promptly file a voluntary petition under Chapter 11, Title 11 of the United States Code (the "Bankruptcy Code") each commencing a case (the "Chapter 11 Cases") in the United States Bankruptcy Court for the Central District of California (the "Bankruptcy Court") (the date thereof hereinafter referred to as the "Petition Date");

          WHEREAS, ACI desires to purchase certain assets and properties of the Seller related to the Transaction Processing Business and assume certain liabilities of the Seller, and the Seller desires to sell, convey, assign and transfer to ACI, certain assets and properties related to the Transaction Processing Business together with certain obligations and liabilities relating thereto, all in the manner and subject to the terms and conditions set forth herein and in accordance with Sections 105, 363 and 365 and other applicable provisions of the Bankruptcy Code; and

          WHEREAS, the Acquired Assets (as defined in Article 1) will be sold pursuant to an order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code (the "Sale Order"), and such Sale Order will include the assumption and assignment of certain executory contracts and liabilities thereunder under Section 365 of the Bankruptcy Code and the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                  ARTICLE 1.

                                  DEFINITIONS

SECTION 1.01    Definitions.  In this Agreement, the following terms have the
                -----------
meanings specified or referred to in this Section 1.01 and shall be equally
                                          ------------
applicable to both the singular and plural forms.

          "ACI" has the meaning set forth in the preamble.
           ---

          "Acquired Assets" has the meaning set forth in Section 2.01.
           ---------------                               ------------

          "Action" means any legal action, suit, arbitration, inquiry,
           ------
proceeding or investigation by or before any Governmental Authority.

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such person or entity, through the ownership of more than fifty percent of the voting power through voting securities or other equity interests, by contract or otherwise.

          "Agreement" has the meaning set forth in the preamble.
           ---------

          "Allocation Schedule" has the meaning set forth in Section 2.06.
           -------------------                               ------------

          "Assigned Contracts" has the meaning set forth in Section 2.01.
           ------------------                               ------------

          "Assumed Liabilities" has the meaning set forth in Section 2.03.
           -------------------                               ------------

          "Auction" means the auction conducted pursuant to the Auction
           -------
Procedures.

          "Auction Procedures" means auction procedures in form and substance
           ------------------
mutually satisfactory to Seller and ACI.

          "Balance Sheet" means the unaudited balance sheet of Seller as of
           -------------
March 31, 2001.

          "Balance Sheet Date" means March 31, 2001.
           ------------------

          "Bankruptcy Code" has the meaning set forth in the second WHEREAS
           ---------------
clause.

          "Bankruptcy Court" has the meaning set forth in the second WHEREAS
           ----------------
clause.

          "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure, as
           ----------------
amended.

          "Benefit Arrangement" has the meaning set forth in Section 7.05(b)(i).
           -------------------                               ------------------

          "Cash Payment" means those amounts paid under Section 2.05(e) and
           ------------                                 ---------------
Section 2.05(f).
---------------

          "Chapter 11 Cases" has the meaning set forth in the second WHEREAS
           ----------------
clause.

          "Closing" has the meaning set forth in Section 3.01.
           -------                               ------------

          "Closing Date" has the meaning set forth in Section 3.01.
           ------------                               ------------

          "Code" has the meaning set forth in Section 14.01.
           ----                               -------------

          "Contingent Payout" means the payments to be made pursuant to Section
           -----------------                                            -------
2.07.
----

          "Contracts" means all contracts, subcontracts, agreements, leases,
           ---------
subleases, licenses, sublicenses, commitments, indemnities, assignments, understandings and arrangements, whether written or oral.

          "Copyrights" means United States and foreign copyrights, copyrightable
           ----------
works and mask works, whether registered or unregistered, and all registrations, renewals and pending applications to register the same.

          "Cure Costs" means the necessary costs to cure all defaults and
           ----------
compensate the non-debtor parties under Section 365 of the Bankruptcy Code in connection with the assumption and assignment of the Assigned Contracts.

          "Customer Contracts"  means those Assigned Contracts by and between
           ------------------
the Seller and a Customer, as identified on Exhibit A-2.
                                            -----------

          "Customers" has the meaning set forth in the first WHEREAS clause.
           ---------

          "COBRA" has the meaning set forth in Section 7.05.
           -----                               ------------

          "Designated Chapter 11 Costs" means all out of pocket fees and
           ---------------------------
expenses incurred or owed in connection with the administration of the Chapter 11 Case, including the U.S. Trustee fees, the fees and expenses of attorneys, accountants, financial advisors, consultants and other professionals retained by Seller or any official committee, incurred or owed in connection with the administration of the Chapter 11 Case, and all out of pocket expenses of the Seller in connection with the transactions contemplated under this Agreement.

          "Employee Plans" has the meaning set forth in Section 7.05.
           --------------                               ------------

          "Encumbrance" means any lien (statutory or other), claim, charge,
           -----------
security interest, mortgage, deed of trust, pledge, hypothecation, assignment, license, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, charges, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

          "ERISA" has the meaning set forth in Section 7.05.
           -----                               ------------

          "ERISA Affiliate" has the meaning set forth in Section 7.05.
           ---------------                               ------------

          "Excluded Assets" has the meaning set forth in Section 2.02.
           ---------------                               ------------

          "Excluded Contracts" means all Contracts to which Seller is a party,
           ------------------
other than the Assigned Contracts.

          "Excluded Liabilities" has the meaning set forth in Section 2.04.
           --------------------                               ------------

          "Expense Reimbursement Fee" has the meaning set forth in Section 7.10.
           -------------------------                               ------------

          "Final Order" has the meaning set forth in Section 10.13.
           -----------                               -------------

          "Financial Statements" has the meaning set forth in Section 4.04.
           --------------------                               ------------

          "Governmental Authority" means any foreign, federal, state, local or
           ----------------------
other government, governmental, statutory or administrative authority or official, regulatory body or commission or any court, tribunal, judicial or arbitral body.

          "Governmental Permits" has the meaning specified in Section 4.12.
           --------------------                               ------------

          "including" shall always be read as "including without limitation."
           ---------

          "Intellectual Property" means Copyrights, Patent Rights, Trademarks
           ---------------------
and Trade Secrets and all Contracts and all goodwill which relate or pertain to any of the foregoing.

          "Intellectual Property Rights" has the meaning set forth in Section
           ----------------------------                               -------
4.13.
----

          "knowledge" or known means, with respect to Seller, the actual
           ---------
knowledge of  the officers and directors of Seller.

          "LEC" has the meaning set forth in the first WHEREAS clause.
           ---

          "LEC Consent" has the meaning set forth in Exhibit H.
           -----------                               ---------

          "LEC Contracts" means those Assigned Contracts by and between the
           -------------
Seller and a LEC, as identified in Exhibit A-2.
                                   -----------

          "LEC Deposits" has the meaning set forth in Section 2.01(b).
           ------------                               ---------------

          "Management Agreement" means the Management Support and Post-Petition
           --------------------
Financing Agreement, dated as of May 25, 2001, by and between nTelecom, OAN, OAN Florida, and ACI.

          "Material Adverse Effect" means a material adverse effect on (i) the
           -----------------------
Acquired Assets, (ii) the Assumed Liabilities, (iii) the ability of the Seller to consummate the transactions contemplated by this Agreement, or (iv) the ability of ACI to operate the Transaction Processing Business after the Closing (to the extent caused by the Seller).

          "Material Contracts" has the meaning set forth in Section 4.11(a).
           ------------------                               ---------------

          "Maximum Amount" has the meaning set forth in Section 2.07.
           --------------                               ------------

          "Patent Rights" means United States and foreign patents, patent
           -------------
applications, provisional applications, continuations, continuations-in-part, divisions, reissues, extensions, patent disclosures, inventions (whether or not patentable or reduced to practice) and re-examinations thereof and improvements thereto.

          "Permitted Exceptions" means imperfections of title, restrictions or
           --------------------
encumbrances, if any, that (a) either (i) would not involve material costs to correct or remove or (ii) do not materially impair the use and operation of the property affected thereby or (b) are caused solely by ACI.

          "Person" means an individual, corporation, partnership (general or
           ------
limited), limited liability company, joint stock company, joint venture, association, trust or other entity or organization, including a Governmental Authority or political subdivision or an agency or instrumentality thereof.

          "Petition Date" means the date on which each of the Seller Parties
           -------------
files a petition for relief under the Bankruptcy Code in the Bankruptcy Court.

          "Pre-Closing Tax Period" has the meaning set forth in Section 14.01.
           ----------------------                               -------------

          "Purchase Price" has the meaning set forth in Section 2.05(a).
           --------------                               ---------------

          "Requirements of Law" means any foreign, federal, state or local laws,
           -------------------
statutes, regulations, rules, codes, ordinances or requirements enacted, adopted, issued or promulgated by any Governmental Authority (including, without limitation, those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

          "Sale Order" means an order of the Bankruptcy Court, in the form set
           ----------
forth in Exhibit C hereto, or otherwise in form and substance mutually
         ---------
satisfactory to Seller and ACI.

          "Seller" has the meaning set forth in the Preamble.
           ------

          "Seller's Employee Liabilities" has the meaning set forth in Section
           -----------------------------                               -------
7.05.
----

          "Seller's Representatives" has the meaning set forth in Section
           ------------------------                               -------
7.02(b).
-------

          "Software" means computer software programs and software systems,
           --------
including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, whether in source code, object code or human readable form, together with all related documentation, technical manuals and materials, and any licenses or rights with respect to the foregoing.

          "Straddle Period" has the meaning set forth in Section 14.01.
           ---------------                               -------------

          "Sub-Contract" has the meaning set forth in Section 2.01(d).
           ------------                               ---------------

          "Tax" and "Taxes" have the meaning set forth in Section 14.01.
           ---       -----                                -------------

          "Taxing Authority" has the meaning set forth in Section 14.01.
           ----------------                               -------------

          "Tax Return" and "Tax Returns" have the meaning set forth in Section
           ----------       -----------                                -------
14.01.
-----

          "Trade Secrets" means confidential ideas, trade secrets, know-how,
           -------------
concepts, methods, processes, formulae, reports, financial information, research and development, designs, drawings, data, customer lists, mailing lists, business plans or other proprietary information.

          "Trademarks" means United States, state and foreign trademarks,
           ----------
service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Transaction Processing Business is conducting its business or has within the previous three years conducted its business), whether registered or unregistered, all goodwill associated therewith, and all registrations and renewals of and pending applications to register the foregoing.

          "Transferred Employees" has the meaning set forth in Section 7.05.
           ---------------------                               ------------

          "Transaction Processing Business" has the meaning set forth in the
           -------------------------------
first WHEREAS clause.

                                  ARTICLE 2.

                          PURCHASE AND SALE OF ASSETS

     Section 2.01   Acquired Assets.  On the terms and subject to the conditions
                    ---------------
precedent set forth in this Agreement, at the Closing the Seller shall sell, assign, transfer, convey, and deliver to ACI, and ACI shall purchase and accept from the Seller, free and clear of all Encumbrances (other than Permitted Exceptions) all of the Seller's rights, title, and interests in, to and under all of the assets, property, rights and claims of the Seller set forth in

Exhibit A-1 (including the Assigned Contracts, as defined herein, listed in
-----------
Exhibit A-2) (collectively, the "Acquired Assets"); provided, that the Acquired
-----------                                         ---------
Assets shall not include the Excluded Assets as provided in Section 2.02.
                                                            ------------
Pursuant to Section 365 of the Bankruptcy Code, at the Closing the Seller shall assume and assign to ACI and ACI shall accept from the Seller, all of the Seller's rights under and title and interest in all of the contracts (the "Assigned Contracts") that constitute executory contracts or unexpired leases within the meaning of Section 365 of the Code. From and after the Closing, the Acquired Assets will be owned solely by ACI.

          (a)  Customer Contracts.  The parties acknowledge that the Customer
               ------------------
     Contracts listed in Exhibit A-2 may not be assumed and assigned to ACI
                         -----------
     under Section 365 of the Bankruptcy Code on the terms set forth herein without the consent of the Customer. Seller shall use commercially reasonable efforts to assist ACI in obtaining the consent of each Customer. It is a condition precedent to the obligations of ACI that Seller shall have received and delivered to ACI prior to the Closing Instruments of Consent to Assignment for Customer Contracts representing at least 10,800,000 call records or $540,000 in processing fees on a monthly basis.

          (b)  LEC Contracts.  The parties acknowledge that the LEC Contracts
               -------------
     must be cured by payment of the Cure Costs prior to the assignment and assumption under Section 365 of the Bankruptcy Code. Seller hereby covenants and agrees to pay the Cure Costs for the LEC Contracts prior to the Closing and to assume the LEC Contracts and assign the LEC Contracts to ACI under Section 365 of the Bankruptcy Code pursuant to

     Bankruptcy Court Approval. After Closing and after assignment of the LEC Contracts to ACI, ACI shall own all of the deposits held by the LECs at the Closing (the "LEC Deposits").

          (c)  Additional Consents.  If requested by ACI as to any other
               -------------------
     Assigned Contract, Seller shall use commercially reasonable efforts to obtain any and all third Person consents for the assignment of the Assigned Contracts to ACI, including, if requested, causing each LEC to deliver to ACI at the Closing a LEC Consent. Notwithstanding anything in this Agreement to the contrary, (i) ACI shall not be obligated to pay any consideration to any third Person in connection therewith, except for the Contingent Payout as provided in Section 2.07 (ii) the Seller shall not
                                      ------------
     make any agreement or understanding affecting the Acquired Assets as a condition to obtaining any such consents or waivers without the prior written consent of ACI, and (iii) this Agreement shall not constitute an agreement to assign any of the Assigned Contracts or Governmental Permits if an attempted assignment thereof without the consent of a third Person thereto (whose consent is not obviated by the Bankruptcy Court Order) would constitute a breach thereof.

          (d) In the event and to the extent that the parties are unable to obtain any third Person consent required for the assignment to ACI of any Assigned Contracts, or if any attempted assignment would be ineffective or would constitute a Material Adverse Effect on the rights of ACI with respect to the Acquired Assets so that ACI would not in fact receive all the rights with respect to the Acquired Assets and ACI elects to close the transactions contemplated by this Agreement, at the request of ACI, Seller will cooperate (to the extent permitted by law or the terms of any applicable agreement) with ACI and enter into a mutually agreeable subcontract arrangement ("Sub-Contract") with ACI to allow ACI, to the extent possible, to obtain the benefits and assume the obligations with respect to such Assigned Contract in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to ACI, or under which Seller would enforce for the benefit of ACI with ACI assuming Seller's obligations, any and all rights of the Seller against a third party thereto. Seller shall, without further consideration therefor, pay and remit to ACI promptly all monies, rights, and other considerations received in respect to ACI's performance of such obligations. Following the Closing, the Seller shall use commercially reasonable efforts to obtain required consents with respect to any Assigned Contracts which are not assigned to ACI pursuant to the Final Order. If and when any such consent shall be obtained or such Assigned Contract shall otherwise become assignable or able to be novated, Seller shall promptly assign and novate all its rights and obligations thereunder to ACI without the payment of any further consideration therefor, and ACI shall assume such rights and obligations after the Closing. The foregoing shall not limit the right of ACI to require the Seller to assign any Assigned Contract to it or constitute a waiver to any condition precedent to Closing.

     SECTION 2.02  Excluded Assets.  Notwithstanding the foregoing, ACI
                   ---------------
expressly understand and agree that (a) the assets and properties of the Seller listed on Exhibit B (as amended from time to time by ACI and the Seller prior to
          ---------
Closing) and (b) the Excluded Contracts (collectively, the "Excluded Assets") shall be excluded from the Acquired Assets.

     SECTION 2.03   Assumed Liabilities.  ACI shall not assume any debt,
                    -------------------
liability or obligation of the Seller of any kind or nature whatsoever, including, any liability in respect of Taxes for which the Seller is liable pursuant to Section 14.03(a)(i), except that:
            -------------------

          (a) ACI shall assume all obligations arising and to be performed after the Closing under the Assigned Contracts;

          (b) ACI shall assume those obligations set forth in the Management Agreement; and

          (c) ACI shall assume all obligations for amounts under the LEC contracts which are accrued and unpaid, but not owing, to the LECs as of the Petition Date; it being understood that all amounts accrued and unpaid and owing as of the Petition Date shall be paid by OAN.

     SECTION 2.04   Excluded Liabilities.  Notwithstanding any provision in this
                    --------------------
Agreement or any other writing or commitment (written or oral) to the contrary, ACI is not assuming any debt, liability or obligation of the Seller (or any predecessors of the Seller or any prior owners of all or part of its businesses and assets) of whatever nature, whether presently in existence or arising hereafter, other than the assumption by ACI of the Assumed Liabilities. All such other liabilities and obligations shall be retained by and remain obligations and liabilities of the Seller (all such liabilities and obligations not being assumed being herein referred to as the "Excluded Liabilities"). Notwithstanding anything to the contrary in Section 2.03, none of the following
                                            ------------
shall be Assumed Liabilities for the purposes of this Agreement:

          (a) any intercompany payables or other liabilities or obligations of the Seller to any of its Affiliates;

          (b) any of Seller's Employee Liabilities, any liability or obligation under or with respect to any Employee Plan or Benefit Arrangement, or any other liability or obligation related to employees of the Seller, whether written or oral;

          (c) any liability or obligation for Designated Chapter 11 Costs and any contracts related thereto;

          (d) any liability or obligation for indebtedness for borrowed money or evidenced by bonds or notes (including accrued interest and fees with respect thereto);

          (e) any liability in respect of Taxes for which the Seller is liable pursuant to Section 14.03(a)(i);
                 -------------------
          (f)  any liability or obligation relating to an Excluded Asset;

          (g) any liability or obligation arising and to be performed prior to the Closing Date under any of the Assigned Contracts, except for Post-Petition defaults assumed by ACI under the Management Agreement;

          (h) any liability, claim or obligation arising out of, or otherwise relating to any Actions (i) pending, as of the Closing Date, against Seller (whether or not related to the Transaction Processing Business) or any of its Affiliates, or (ii) instituted after Closing to the extent based upon, or arising out of, any fact, condition, event or circumstance which occurs or is otherwise existing on or prior to the Closing Date, including without limitation any liability, claim or obligation relating to Actions by stockholders of Seller, creditors of Seller or Governmental Authorities;

          (i) any obligations of Seller or any of its Affiliates to indemnify any Person; and

          (j) any liability of Seller or any of its Affiliates for infringement of Patent Rights, Trademarks or Copyrights of any third party, including Software, or any misappropriation or disclosure of any Trade Secrets or confidential information.

     SECTION 2.05  Purchase Price.  The purchase price (the "Purchase Price")
                   --------------
for the purchase, sale, assignment and conveyance of Seller's right, title and interest in and to the Acquired Assets shall be (a) the cancellation by ACI of all indebtedness owed by Seller to ACI under the Management Agreement, (b) ACI's assumption and guarantee of any liability for Post-Petition defaults under the Assigned Contracts (as provided in the Management Agreement), (c) ACI's assumption and performance of Seller's obligations after the Closing under the Assigned Contracts (including, (i) the Customer Contracts, and (ii) the LEC Contracts), (d) ACI's payment of the Contingent Payout referred to in Section
                                                                      -------
2.07, (e) cash in an amount equal to the difference between the LEC Deposits
----
minus the amounts assumed by ACI under Section 2.03(c), subject to verification
                                       ---------------
of the LECs, and (f) cash in an amount equal to the difference between $1,000,000 and the amount of the DIP Loan provided under the Management Agreement.

     SECTION 2.06  Allocation of Purchase Price.  The Purchase Price (including
                   ----------------------------
the Assumed Liabilities), shall be allocated among the Acquired Assets in a manner consistent with the values set forth on a schedule to be prepared by ACI and Seller prior to Closing (the "Allocation Schedule"). The Allocation Schedule shall be reasonable and shall be prepared in accordance with Section 1060 of the Code and the Treasury regulations thereunder. ACI and the Seller agrees to file Internal Revenue Service Form 8594, and all federal, state, local and foreign Tax Returns, in accordance with the Allocation Schedule.

     SECTION 2.07  Contingent Payout.  Seller is a party to each of the Customer
                   -----------------
Contracts. Provided none of the Customer Contracts is in material default (other than a payment default existing as of the Petition Date and set forth on
Schedule 2.07) Seller shall assume, as of the Closing, each of the Customer
-------------
Contracts and assign each of the Customer Contracts  to ACI in accordance with
Section 365 of the Bankruptcy Code and subject to Bankruptcy Court approval.
For purposes of the transactions contemplated by this Agreement, and not in connection with any other purchase by a bidder of Seller's assets, provided that such Customers remain as customers of ACI after the assumption and assignment of the respective Customer Contract until the Maximum Amount is paid, ACI hereby agrees to pay an amount not to exceed 20% of the Cure Costs (the "Maximum Amount") to such Customers in accordance with the payment schedule specified in such Customer's Instrument of Consent to Assignment as a condition to the assignment of the Customer Contracts to ACI. ACI shall immediately cease any and all payments of the Contingent Payout to a Customer if such Customer terminates its Customer Contract at any time prior to payment of the Maximum Amount. All Cure Costs shall be paid by Seller (out of its estate) at Closing, except for amounts waived by the Customer in such Customer's Instrument of Consent to Assignment (as defined herein).

                                  ARTICLE 3.

                                  THE CLOSING

     SECTION 3.01  Closing.  The consummation of the transactions contemplated
                   -------
by this Agreement (the "Closing") shall take place (a) at 10 a.m. on the first business day after the conditions set forth in Articles 8, 9, 10 and 11 shall have been satisfied or waived or (b) at such other time and date as shall be fixed by agreement among ACI and the Seller at the offices of Sidley Austin Brown & Wood, 555 West Fifth Street, 40th Floor, Los Angeles, California 90013, or at such other place as shall be agreed by ACI and the Seller (the date of the Closing being herein referred to as the "Closing Date").

     SECTION 3.02  Seller Deliveries to ACI.  Subject to fulfillment or waiver
                   ------------------------
of the conditions set forth in Articles 8 and 9, at the Closing Seller shall deliver to ACI all of the following:

          (a) Copies of the Certificate of Incorporation, as amended, of each Seller Party certified as of a recent date by the Secretary of State of such Seller Party's state of incorporation;

          (b) Certificate of good standing of each Seller Party issued as of a recent date by the Secretary of State of such Seller Party's state of incorporation;

          (c) Certificate of the secretary or an assistant secretary of each Seller Party, dated the Closing Date, in form and substance reasonably satisfactory to ACI, as to (i) no amendments to the Certificate of Incorporation of such Seller Party since a specified date; (ii) the By-laws of such Seller Party; (iii) the resolutions of the Board of Directors of such Seller Party authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of such Seller Party executing this Agreement;

          (d) The Instrument of Assignment duly executed by each Seller Party, as set forth in Exhibit D;
                     ---------

          (e) The Instrument of Assumption duly executed by each Seller Party, as set forth in Exhibit F;
                     ---------

          (f) Lien releases from RFC Capital Corporation ("RFC") or any other secured party which relate to Encumbrances on any of the Acquired Assets.

          (g) Instruments of assignment of the Patent Rights, assignment of the Trademarks and assignment of the Copyrights that are included in the Acquired Assets, duly executed by each Seller Party, in form for recordation with the appropriate

     Governmental Authorities, in form and substance reasonably satisfactory to ACI, and any other assignments or instruments with respect to any Intellectual Property included in the Acquired Assets for which an assignment or instrument is required to assign, transfer and convey such assets to ACI;

          (h) Such other deeds, bills of sale, endorsements, assignments and Contracts, and any other instruments of sale, assignment, transfer and conveyance that, in the reasonable judgment of ACI, are reasonable and necessary to effectively vest in ACI good and valid title to and perfect the interests of ACI in and to, the Acquired Assets, free and clear of all Encumbrances (other than Permitted Exceptions), pursuant to the terms of this Agreement;

          (i)  The certificates contemplated by Sections 10.01 and 10.02, duly
                                                --------------     -----
     executed by the CEO of each Seller Party;

          (j)  An Instrument of Consent to Assignment, as set forth in Exhibit
                                                                       -------
     G, for each of the Customer Contracts listed in Schedule 4.14.
     -                                               -------------

          (k)  A LEC Consent, as set forth in Exhibit H, or order of the
                                              ---------
     Bankruptcy Court in form and substance satisfactory to Buyer, for each of the LEC Contracts listed in Schedule 4.14.
                                 -------------

          (l) The Mutual Release duly executed by each Seller Party, as set forth in Exhibit E; and
                   ---------

          (m)  A certified copy of the Sale Order.

          In addition to the above deliveries, Seller shall take all steps and actions as ACI may reasonably request or as may otherwise be necessary to put ACI in actual possession or control of the Acquired Assets or to perfect ACI's rights in and to the Acquired Assets.

     Section 3.03  ACI Deliveries.  Subject to fulfillment or waiver of the
                   --------------
conditions set forth in Articles 8 and 10, at the Closing ACI shall deliver to Seller all of the following:

               (a) The Instrument of Assumption duly executed by ACI, as set forth in Exhibit F;
              ---------

               (b) Evidence of cancellation by ACI of all indebtedness of Seller to ACI under the Management Agreement;

               (c) A Mutual Release duly executed by ACI, as set forth in Exhibit E;
     ---------

               (d)  The certificate contemplated by Section 9.02, duly executed
                                                    ------------
     by an officer of ACI;

               (e) An Instrument of Consent to Assignment, as set forth in Exhibit G for each of the Customer Contracts listed in Schedule 4.14.
     ---------                                              -------------

               (f)  A LEC Consent, as set forth in Exhibit H, or order of the
                                                   ---------
     Bankruptcy Court, for each of the LEC Contracts listed in Schedule 4.14.
                                                               -------------

               (g)  The Cash Payment.

                                  ARTICLE 4.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

               The Seller represents and warrants to ACI as follows:

     Section 4.01 Organization of OAN.   OAN is a corporation duly organized and
                  -------------------
validly existing under the laws of the State of Texas. OAN has the corporate power and authority and all necessary governmental approvals to own, lease, operate and use the Acquired Assets and to carry on the Transaction Processing Business as now conducted. OAN is in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction where the operations of the Transaction Processing Business require such qualification, except where the failure to be in good standing would not individually or in the aggregate have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended to date, of OAN have been delivered to ACI.

     Section 4.02 Organization of OAN Florida.  OAN Florida is a corporation
                  ---------------------------
duly organized and validly existing under the laws of the State of Texas. OAN Florida has the corporate power and authority and all necessary governmental approvals to own, lease, operate and use the Acquired Assets and to carry on the Transaction Processing Business as now conducted. OAN Florida is in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction where the operations of the Transaction Processing Business require such qualification, except where the failure to be in good standing would not individually or in the aggregate have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended to date, of OAN Florida have been delivered to ACI.

     Section 4.03 Organization of nTelecom.  nTelecom is a corporation duly
                  ------------------------
organized and validly existing under the laws of the State of Delaware. nTelecom has the corporate power and authority and all necessary governmental approvals to own, lease, operate and use the Acquired Assets and to carry on the Transaction Processing Business as now conducted. nTelecom is in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction where the operations of the Transaction Processing Business require such qualification, except where the failure to be in good standing would not individually or in the aggregate have a Material Adverse Effect. True and complete copies of the Certificate of Incorporation and all amendments thereto and of the By-laws, as amended to date, of nTelecom have been delivered to ACI.

     Section 4.04 Authority of OAN Relative to this Agreement.  Subject to
                  -------------------------------------------
Bankruptcy Court approval, OAN has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by OAN and the consummation by OAN of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by OAN and (assuming this Agreement constitutes a valid and legally binding obligation of ACI), will constitute a valid and legally binding obligation of OAN after the Petition Date upon the entry of the Sale Order.

     Section 4.05 Authority of OAN Florida Relative to this Agreement. Subject
                  ---------------------------------------------------
to Bankruptcy Court approval, OAN Florida has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by OAN Florida and the consummation by OAN Florida of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by OAN Florida and (assuming this Agreement constitutes a valid and legally binding obligation of ACI), will constitute a valid and legally binding obligation of OAN Florida after the Petition Date upon the entry of the Sale Order.

     Section 4.06 Authority of nTelecom Relative to this Agreement.  Subject to
                  ------------------------------------------------
Bankruptcy Court approval, nTelecom has the corporate power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by nTelecom and the consummation by nTelecom of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by nTelecom and (assuming this Agreement constitutes a valid and legally binding obligation of ACI), will constitute a valid and legally binding obligation of nTelecom after the Petition Date upon the entry of the Sale Order.

     Section 4.07 Consents and Approvals.  No consent, approval, order, or
                  ----------------------
authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by the Seller in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby, except, for (a) consents, orders, approvals or authorizations of, or declarations or filings with, the Bankruptcy Court, (b) consents, orders, approvals, authorizations, declarations, filings or registrations, which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; and (c) the consents and approvals of third parties and Governmental Authorities identified in Schedule
                                                                      --------
4.14.
----

     Section 4.08 Financial Statements.  The Seller has heretofore delivered or
                  --------------------
made available to ACI unaudited financial statements (the "Financial Statements") as of and for the three months ended March 31, 2001 and the twelve months ended December 31, 2000. The Financial Statements (i) fairly present in all material respects the financial condition, cash flows, changes in stockholders' equity and results of operations of the Seller on a consolidated basis as at the dates thereof and for the periods then ending in accordance with GAAP applied on a consistent basis (except for the lack of footnotes and for normal, immaterial year-end audit adjustments), and (ii) are consistent with the books and records of Seller.

     Section 4.09 Certain Assets.  Seller owns or has the right to use all of
                  --------------
the assets currently used in the Transaction Processing Business. Seller has good and marketable title to all of the Acquired Assets, free and clear of all Encumbrances, except for Permitted Exceptions and except as set forth in
Schedule 4.09. Upon delivery to ACI on the Closing Date of the instruments of transfer contemplated by Section 3, Seller will thereby transfer to ACI good and
                         ---------
marketable title to the Acquired Assets, subject to no Encumbrances, other than Permitted Exceptions. Except as set forth in Schedule 4.09 and except for
                                              -------------
Contracts listed on Exhibit B, to Seller's knowledge ACI will have the right
                    ---------
after the Closing to use all services provided by third parties currently provided to Seller with respect to the Acquired Assets on terms no less favorable than those available to Seller as of the date hereof, provided that the foregoing shall not be deemed to be a representation or warranty that any particular third Persons will perform pursuant to such agreements following the Closing. To Seller's knowledge, all of the equipment, machinery, computers, computer programs and data processing systems included in the Acquired Assets are free from material defects, have been maintained in accordance with Seller's historical practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are currently used. No Governmental Authorities have seized any assets of Seller which are used, or held for use in, or relate to the Transaction Processing Business. Except for the Excluded Assets, the Acquired Assets constitute all assets that are owned, leased or licensed by Seller and used or held for use in the Transaction Processing Business.

     Section 4.10 Brokers.  No person is entitled to any brokerage, financial
                  -------
advisory or finder's fee or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

     Section 4.11 Material Contracts.
                  ------------------

          (a)  Schedule 4.11(a) sets forth a true and correct list of all
               ----------------
     material contracts ("Material Contracts") to which Seller is a party or otherwise bound and which relate to the Transaction Processing Business.

          (b)  Except for payment defaults set forth on Schedule 4.11(b), the
                                                        ----------------
     Seller is not in default or breach in under the terms of any Assigned Contract and no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a default or breach thereunder (except for defaults and breaches caused solely by filing the Chapter 11
     Case). True and complete copies of each written Assigned Contract have been delivered or will be made available to ACI prior to the Closing.

          (c)  Set forth on Schedule 4.11(c) is a true and correct description
                            ----------------
     of all material commitments and other obligations of Seller under each of the oral Assigned Contracts.

     Section 4.12 Governmental Permits.  Seller owns, holds or possesses all
                  --------------------
licenses, franchises, permits, registrations, certifications, privileges, immunities, approvals and other authorizations from all Governmental Authorities which are necessary, advisable or customary to entitle Seller to own or lease, operate and use the Acquired Assets and to carry on and conduct the Transaction Processing Business substantially as currently conducted (herein collectively called the "Governmental Permits"), and has made all filings with, or notifications to, all Governmental Authorities required pursuant to Requirements of Law, except in each case where to do so would not, individually or in the aggregate, have a Material Adverse Effect.

          Except as set forth in Schedule 4.12, (a) with respect to the
                                 -------------
Transaction Processing Business, Seller has fulfilled and performed its obligations under the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might materially adversely affect the rights of Seller, under any such Governmental Permit; (b) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, Seller; and (c) each of the Governmental Permits is valid, existing and in full force and effect.

     Section 4.13 Intellectual Property.
                  ---------------------

          (a)  Schedule 4.13(a) contains a list of all Copyrights, Trademarks,
               ----------------
     Patent Rights, Trade Secrets, Software (other than commercially available Software licensed for less than $5,000 in any individual license) and internet domain name registrations included in the Acquired Assets (collectively, the "Intellectual Property Rights"). The Intellectual Property Rights constitute all the Intellectual Property, internet domain registrations and Software (i) used, held for use or intended to be used by the Seller in the Transaction Processing Business as of the date of this Agreement, and (ii) necessary in the conduct of the Transaction Processing Business of the Seller as such business is currently conducted. The Intellectual Property Rights are sufficient to conduct the Transaction Processing Business of the Seller as such business is currently conducted.

          (b) Except as specified in Schedule 4.13(b), the Seller is the sole and exclusive owner or has a valid right to use and exploit all the Intellectual Property Rights, and except as set forth on Schedule 4.14, the
                                                              -------------
     Seller has the right to license, sublicense or assign all the Intellectual Property Rights without the material liability to, or requirement of consent from, any other Person. All Intellectual Property Rights are either owned by the Seller free and clear of all Encumbrances or are used pursuant to a license agreement; each such license agreement is valid and in full force and effect; the Seller is not in material default thereunder, and to Seller's knowledge no corresponding licensor is in material default thereunder. The Seller has not granted any license or other right to any other person that is not an Affiliate with respect to the Intellectual Property Rights. The execution, delivery and performance of this Agreement and the transactions contemplated thereby shall not invalidate or terminate any of the Intellectual Property Rights.

          (c)  Schedule 4.13(c) contains a list (showing in each case the
               ----------------
     parties thereto) of all Assigned Contracts that relate to any Intellectual Property Rights.

          (d) None of the Intellectual Property Rights infringe, misappropriate or otherwise conflict with any intellectual property rights or other right of any Person; there is no pending or threatened litigation, adversarial proceeding, administrative action or other challenge or claim relating to any Intellectual Property Rights, and to the knowledge of the Seller there is no valid basis for any such claim; there is no outstanding order relating to any Intellectual Property Rights; there is currently no infringement, misappropriation or other conflict by any Person of any Intellectual Property Rights; and, to the knowledge of the Seller, the Intellectual Property Rights are valid and enforceable.

          (e) The Seller has taken all reasonable steps to protect, maintain and safeguard the Intellectual Property Rights, including any such Intellectual Property Rights for which improper or unauthorized disclosure would impair its value or validity materially, and has executed and required appropriate nondisclosure and patent disclosure agreements and made appropriate filings and registrations in connection with the foregoing. Except as set forth in Schedule 4.13(e), (i) all employees and
                                       ----------------
     independent contractors of the Seller have signed appropriate confidentiality, patent disclosure and Intellectual Property assignment agreements and (ii) to the Seller's knowledge no employee or independent contractor of the Seller is in violation of any term of any such agreement or any other contract or agreement relating to Intellectual Property.

     Section 4.14 Required and Other Consents.  Schedule 4.14 sets forth each
                  ---------------------------   -------------
Assigned Contract which requires the consent, including, without limitation, any consent with respect to a change of control, or other action by any Person as a result of the execution, delivery and performance of this Agreement, unless such document can be assumed and assigned without such consent under the Bankruptcy Code.

     Section 4.15 Absence of Certain Changes.  (a)  Except as disclosed in
                  --------------------------
Schedule 4.15, since the Balance Sheet Date, there has not been:
-------------

          (i) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Transaction Processing Business or any Acquired Assets which, individually or in the aggregate, has had or could reasonably be expected to have individually or in the aggregate a Material Adverse Effect; or

          (ii) any sale or other disposition of any material assets other than sales of products in the ordinary course of business.

          (b)  Except as set forth in Schedule 4.15, since the Balance Sheet
                                      -------------
Date, Seller has conducted the Transaction Processing Business and the other businesses of Seller only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in such Schedule, Seller has not:

          (i) canceled, compromised, waived or released any debts owed to or claims related to the Transaction Processing Business (including the settlement of any claims or litigation) or waived any other rights held by Seller other than in the ordinary course of the Transaction Processing Business consistent with past practice;

          (ii) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13), other than any indebtedness or capitalized lease obligation that could not result in an Encumbrance on the Acquired Assets following the Closing; or

          (iii) paid any claims (including the settlement of any claims and litigation or the payment or settlement of any obligations or liabilities) other than in the ordinary course of the Transaction Processing Business consistent with past practice in an aggregate amount not exceeding $50,000.

     Section 4.16 Litigation and Proceedings.  Schedule 4.16 contains an
                  --------------------------   -------------
accurate list of all Actions pending as of the date hereof against the Seller, whether or not stayed pursuant to Section 362 of the Bankruptcy Code. Except as described in Schedule 4.16, there is no Action pending against or, to Seller's
             -------------
knowledge, threatened in writing against or affecting the Transaction Processing Business or Acquired Assets before any Governmental Authority.

     Section 4.17 Compliance with Laws and Court Orders.  Except as set forth in
                  -------------------------------------
Schedule 4.17, the Transaction Processing Business has been conducted in
-------------
compliance with all material Requirements of Law applicable to the Acquired Assets or the conduct of the Transaction Processing Business and since January 1, 2000, the Seller has not received any written communication from a Governmental Authority that alleges that the Transaction Processing Business has not been conducted in compliance with any Requirements of Law.

     Section 4.18 Employee Relations.  Except as set forth in Schedule 4.18,
                  ------------------                          -------------
Seller has complied in respect of the Transaction Processing Business with all material applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Transaction Processing Business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller is not a party to, and is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of Seller. Seller is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of Seller.

     Section 4.19 No Violations.  Neither the execution, delivery or performance
                  -------------
of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation, or Bylaws of any Seller Party, or
(b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which Seller is a party or by which Seller or Seller's properties or assets may be bound or affected, except for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a Material Adverse Effect on Seller's ability to complete the transactions contemplated by this Agreement.

     Section 4.20 Inventories.  There are no inventories related to the
                  -----------
Transaction Processing Business.

     Section 4.21 Conflict of Activities.  Each Seller Party is the debtor and
                  ----------------------
debtor in possession in its respective Chapter 11 Case. All of the operations of the Transaction Processing Business are operated by OAN or its authorized subcontractor EDS.

     Section 4.22 Disclosure.  None of the representations or warranties of
                  ----------
Seller contained herein, none of the information contained in the Schedules referred to in Article 4, and none of the other information or documents furnished to ACI or any of its representatives by Seller or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                  ARTICLE 5.

                     REPRESENTATIONS AND WARRANTIES OF ACI

          ACI represents and warrants to the Seller as follows:

     Section 5.01 Organization.  ACI is a corporation duly formed, validly
                  ------------
existing and in good standing under the laws of the state of Delaware. ACI has the corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. ACI is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification appropriate, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on ACI's ability to complete the transactions contemplated by this Agreement.

     Section 5.02 Authority Relative to this Agreement.  ACI has the corporate
                  ------------------------------------
power and authority to execute and deliver this Agreement and to carry out its obligations hereunder. The execution, delivery, and performance of this Agreement by ACI and the consummation by ACI of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly and validly executed and delivered by ACI and (assuming this Agreement constitutes a valid and legally binding obligation of Seller) constitutes a valid and legally binding agreement of ACI, enforceable against ACI in accordance with its terms.

     Section 5.03 Consents and Approvals.  Except for consents, approvals or
                  ----------------------
authorizations which may be required under the Bankruptcy Code, no consent, approval, or authorization of, or declaration, filing or registration with, any Governmental Authority is required to be made or obtained by ACI in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

     Section 5.04 No Violations.  Neither the execution, delivery or performance
                  -------------
of this Agreement by ACI, nor the consummation by ACI of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation, or Bylaws of ACI, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time) a default (or give rise to any right of termination, cancellation, acceleration, vesting, payment, exercise, suspension, or revocation) under any of the terms, conditions or provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which ACI is a party or by which ACI or ACI's properties or assets may be bound or affected, or
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ACI or ACI's properties or assets, except for violations, breaches, defaults, terminations, cancellations, accelerations, creations, impositions, suspensions or revocations that would not individually or in the aggregate have a material adverse effect on ACI's ability to complete the transactions contemplated by this Agreement.

     Section 5.05 Brokers.  No person is entitled to any brokerage, financial
                  -------
advisory, finder's or similar fee or commission payable by ACI in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ACI

     Section 5.06 Disclosure.  None of the representations or warranties of
                  ----------
Seller contained herein, none of the information contained in the Schedules referred to in Article 4, and none of the other information or documents furnished to ACI or any of its representatives by Seller or its representatives pursuant to the terms of this Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

                                  ARTICLE 6.

                             Intentionally Omitted

                                  ARTICLE 7.

                                   COVENANTS

     Section 7.01 Access and Information.  The Seller shall afford to ACI and to
                  ----------------------
its financial advisors, legal counsel, accountants, consultants, and other authorized representatives full and complete access at ACI's expense during normal business hours upon reasonable notice throughout the period prior to the Closing Date to the books, records, properties and personnel of the Seller and, during such period, shall furnish as promptly as practicable to ACI any and all such information as ACI reasonably may request, including all pleadings and other documents or schedules filed with the Bankruptcy Court or the Office of the United States Trustee; provided, however, that any such access shall be had
                           --------  -------
in such a manner so as not to unreasonably interfere with the normal conduct of Seller's business or operations.

     Section 7.02 Books and Records.
                  -----------------

          (a) ACI shall allow the Seller and any of its then current directors, officers, employees, counsel, representatives, accountants and auditors (collectively, the "Seller's Representatives"), at ACI's expense, reasonable access to all business records and files of each Seller Party or the Transaction Processing Business that are transferred solely to ACI in connection herewith, which are reasonably required by such Seller Party's Representatives in order to complete the respective Chapter 11 Case or for other valid business purposes, during regular business hours and upon reasonable notice to ACI. Each Seller Party's Representatives shall have the right to make copies of any such records and files; provided, however,
                                                             --------  -------
     that any such access or copying shall be had or done in such a manner so as not to unreasonably interfere with the normal conduct of ACI's or Seller's business or operations.

          (b)  This Section 7.02 shall cease to be enforceable after the Seller
                    ------------
     closes the Chapter 11 Cases. The provisions of Article 14 shall control access to records for the matters covered by Article 14 relating to Taxes.

     Section 7.03 Additional Matters.  Subject to the terms and conditions
                  ------------------
herein, except as provided by the Bankruptcy Code, the Bankruptcy Rules or any other orders entered or approvals or authorizations granted by the Bankruptcy Court in the Chapter 11 Cases, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable, including under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals required under this Agreement.

     Section 7.04 Further Assurances.  In addition to the other provisions of
                  ------------------
this Agreement, from time to time after the Closing Date, the Seller and ACI will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, sale, transfer or assumption, as the case may be, and take such other actions as may be reasonably requested to implement more effectively the transactions contemplated by this Agreement. ACI and the Seller hereby irrevocably consent to the personal and subject-matter jurisdiction of the Bankruptcy Court for all purposes necessary to effectuate this Section 7.04.
                                                                   ------------
The Seller will seek to include in any plan of reorganization in the Chapter 11 Cases supported by it, provision for retained jurisdiction of the Bankruptcy Court to effectuate this Section 7.04, and will use commercially reasonable
                         ------------
efforts to oppose any such plan of reorganization which fails to include such provisions.

     Section 7.05 Employees and Benefit Programs.
                  ------------------------------

          (a) Employee Benefits Definitions. The following terms, as used in this Agreement, having the following meanings:

          "Benefit Arrangements" has the meaning set forth in Section
                                                              -------
7.05(b)(i).
----------

          "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA or any similar state law, and Section 7980 of the Code.

          "Employee Plans" has the meaning set forth in Section 7.05(b)(i).
                                                        ------------------

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" of any entity means any other entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

          "Seller's Employee Liabilities" means all liabilities, obligations and commitments arising out of or related to the employment (or termination of employment) by the Seller of its employees and former employees, including, but not limited to, any obligation or liability for (a) accrued but unpaid wages, salary, incentive or bonus compensation, vacation benefits and pay, unpaid contributions to any Employee Plans or other compensation, (b) all claims for severance or other termination benefits, (c) all workers compensation claims,
(d) employee tort claims or claims under federal and state employee discrimination or sexual harassment laws including claims under Title VII of the Civil Rights Act of 1964, as amended, and (e) any Actions brought by employees or former employees.

          "Transferred Employees" has the meaning set forth in Section
                                                               -------
7.05(c)(ii).
-----------

          (b)  ERISA Representations. The Seller represents and warrants to ACI
               ---------------------
that:

               (i)  Schedule 7.05(b)(i) lists (A) each "employee benefit plan,"
                    -------------------
          as such term is defined in Section 3(3) of ERISA, which is maintained, administered or contributed to by the Seller or any of its ERISA Affiliates, or to which the Seller or any of its ERISA Affiliates has any obligation to contribute, which covers employees of Seller or any of its ERISA Affiliates or in which such employees participate (hereinafter referred to collectively as the "Employee Plans") and (B) each employment, severance or other similar contract and each policy, plan or arrangement providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (1) is not an Employee Plan, and (2) is entered into, maintained or contributed to (or to which there is an obligation to contribute), as the case may be, by the Seller or any of its subsidiaries to cover employees or former employees of the Seller or any of its subsidiaries. Such contracts, policies, plans and arrangements described in clause (B) of the preceding sentence are hereinafter referred to collectively as the "Benefit Arrangements."

               (ii) No Employee Plan is a multiemployer plan, as defined in
          Section 3(37) of ERISA, and no Employee Plan is subject to Title IV of ERISA or Section 412 of the Code. Neither the Seller nor any of the Seller's ERISA Affiliates has incurred any liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA or has maintained a plan subject to Section 412 of ERISA, for which any liability remains outstanding.

              (iii) With respect to the employees of the Seller or any of the Seller's Subsidiaries, there are no employee post-retirement medical or health plans in effect, except as required by COBRA.

     (c)  Employees and Offers of Employment.
          ----------------------------------

              (i)     Schedule 7.05(c)(i) sets forth a true and complete list of
                      -------------------
          the names, titles, and annual salaries of all employees of the Seller.

              (ii) Subject to further due diligence and negotiation, ACI intends to offer employment as of the Closing to certain of Seller's active employees engaged in the Transaction Processing Business; provided, that ACI may terminate at any time the employment of any employee who accepts such offer. The employees engaged in the Transaction Processing Business who accept and commence employment with ACI as of the Closing are hereinafter collectively referred to as the "Transferred Employees." The Seller will not take, and will cause each of its subsidiaries not to take, any action which would impede, hinder, interfere or otherwise compete with ACI's effort to hire any of Seller's employees as of the Closing.

     (d) Seller's Employee Liabilities and Benefit Plans. All (i) Seller's Employee Liabilities, and (ii) obligations and liabilities under and with respect to the Employee Plans and Benefit Arrangements, shall not be ACI Assumed Liabilities and shall be satisfied by, and at the exclusive expense of, Seller. No assets of any Employee Plan or Benefit Arrangement shall be an Acquired Asset transferred to ACI or any of its Affiliates or to any plan of ACI or any of its Affiliates. Seller shall, at its own expense, take such actions as may be necessary to cause the termination of each Employee Plan and file all required forms in connection therewith as soon as practicable after the Closing Date.

     (e)  Seller's Cooperation. Schedule 7.05(e) identifies all employees and
          --------------------  ----------------
former employees of the Transaction Processing Business entitled to continued health coverage pursuant to COBRA or who will be entitled to such coverage upon their termination of employment with Seller. Seller agrees to provide ACI with such information as it requests that is helpful to ACI in identifying, offering and providing such coverage as ACI shall determine in its sole discretion to such employees and former employees and persons who are qualified beneficiaries with respect to such employees and former employees.

     (f)  No Third Party Beneficiaries. No provision of this Section 7.05 shall
          ----------------------------
create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Seller or of any of its subsidiaries in respect of continued employment (or resumed employment) with either the

     Transaction Processing Business, ACI or any of its Affiliates and no provision of this Section 7.05 shall create any such rights in any such
                       ------------
     Persons in respect of any benefits that may be provided, directly or indirectly, under any plan or arrangement which may be established by ACI or any of its Affiliates.

     Section 7.06    Confidential Nature of Information. Each party agrees that
                     ----------------------------------
it will treat in confidence all documents, materials and other information which it shall have obtained regarding any other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection herewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of ACI, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors or lenders). No party shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Acquired Assets and the enforcement of its rights hereunder; provided, however, that after the Closing ACI may use or
                  --------  -------
disclose any confidential information included in the Acquired Assets and may use other confidential information which is otherwise reasonably related to the Transaction Processing Business or the Acquired Assets for purposes of conducting activities related to the Acquired Assets or the Transaction Processing Business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (a) is or becomes available to such party from a source other than another party hereto, (b) is or becomes available to the public other than as a result of disclosure by such party or its agents, (c) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed and only to the extent that written notice is given to the non-disclosing party, or (d) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby, provided that prior written notice is given to the non-disclosing party.

     Section 7.07    Public Announcement. Neither Seller nor ACI shall, without
                     -------------------
the approval of the other parties, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange, in which case the other parties shall be advised and the parties shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued; provided, that the
                                                         --------
foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations or an order of the Bankruptcy Court.

     Section 7.08    Bankruptcy Court Approvals. Seller shall as soon as
                     --------------------------
practicable use its best efforts to obtain an order of the Bankruptcy Court approving the Auction Procedures, including payment of the Expense Reimbursement Fee (as defined below) to ACI, if applicable, as set forth therein. Specifically, Seller shall use commercially reasonable efforts to obtain an order of the Bankruptcy Court (i) approving the Auction Procedures within ten
(10) days after the Petition Date, and (ii) setting the sale hearing for forty-five (45) days after the Petition Date.

In addition, Seller shall use commercially reasonable efforts to obtain Bankruptcy Court approval, in the form of the Sale Order, of the transactions described herein which order shall be entered as a Final Order within eleven
(11) days after the Sale Order has been entered.

     Section 7.09    Expense Reimbursement Fee. In consideration of ACI's entry
                     -------------------------
into this Agreement and the time and expenses ACI has spent and incurred in connection herewith, and in recognition of the benefits which it provides Seller in seeking to sell the Transaction Processing Business for the highest and best offer at the Auction, Seller agrees subject to Bankruptcy Court approval (in addition to all other rights and remedies as ACI may have hereunder) to pay ACI an expense reimbursement fee (the "Expense Reimbursement Fee") in an amount equal to $400,000 to cover ACI's costs and expenses incurred in connection with the transactions contemplated by this Agreement and the Management Agreement, which sum shall be payable to ACI at the time set forth in the Auction Procedures in the event that (i) ACI's bid is not declared the highest and best offer at the conclusion of the Auction or as determined by the Bankruptcy Court; or (ii) ACI terminates this Agreement pursuant to Section 12.01(g) or Section
                                                  ----------------    -------
12.01(i).
--------

     Section 7.10 Conduct of the Transaction Processing Business. Except as otherwise provided herein or the Management Agreement or authorized by the Bankruptcy Court prior to the date hereof, from the date hereof until the Closing Date, the Seller, subject to the reasonable consent rights of ACI:

            (a) shall conduct the Transaction Processing Business in the ordinary course and shall use commercially reasonable efforts to preserve intact the business or organizations and relationships with employees and third parties ;

            (b) shall not take or agree to commit to take any action that would make any representation or warranty of Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date;

            (c) shall not offer to change pricing terms to any customers or offer any pricing terms to a potential customer, unless approved by ACI;

            (d) shall not enter into any contract relating to the Transaction Processing Business other than in the ordinary course of business, except for the Management Agreement;

            (e) shall not borrow funds from any Person or make advances to any Person other than RFC;

            (f)      shall not cancel or modify any existing insurance policies;
     and

            (g) shall use its commercially reasonable efforts to maintain the Acquired Assets in their current condition, ordinary wear and tear excepted.

     Section 7.11    Notices of Certain Events. The Seller shall promptly notify
                     -------------------------
ACI of damage or destruction by fire or other casualty of any material Acquired Asset or in the event that any material Acquired Asset becomes the subject of any proceeding or, to the knowledge of the

Seller, threatened proceeding for the taking thereof or any part thereof or of any right relating thereto by condemnation, eminent domain or other similar governmental action.

     Section 7.12  No Seller Defaults. As ACI may reasonably request, Seller
                   ------------------
shall obtain and deliver to ACI written assurances, estoppel certificates and similar instruments from other parties to the Assigned Contracts or Governmental Permits verifying the existence of such Assigned Contracts or Governmental Permits and verifying whether Seller has fulfilled and performed all of its obligations thereunder and is not in or alleged to be in breach or default (or as applicable, specifying the nature of any breach or default).

     Section 7.13  Rejection of Specified Contracts. Seller shall, on or prior
                   --------------------------------
to the Closing, reject each of the Contracts specified in Schedule 7.13 hereto
                                                          -------------
and each other Contract related to the Transaction Processing Business as may be specified in writing by ACI.

     Section 7.14  Accounts Receivable. Effective as of the Closing, Seller
                   -------------------
irrevocably designates, makes, constitutes and appoints ACI (and all persons designated by ACI) as Seller's true and lawful attorney in fact, to (i) demand payment of all Post-Petition accounts receivable included in the Acquired Assets, (ii) enforce payment of all such accounts receivable by legal proceedings or otherwise, (iii) exercise all of the Seller's rights and remedies with respect to proceedings brought to collect any such accounts receivable,
(iv) sell or assign any such accounts receivable upon such terms, for such amount and at such time or times as ACI deems advisable, and (v) take control in any manner of any item of payment or proceeds of any such accounts receivable. If, after the Closing, Seller shall receive payment from any account debtor with respect to accounts receivable included in the Acquired Assets, Seller shall promptly endorse or remit such payment to ACI.

                                  ARTICLE 8.

                    CONDITIONS PRECEDENT TO OBLIGATIONS OF
                                 SELLER AND ACI

          The respective obligations of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

     Section 8.01  Bankruptcy Court Order. The Sale Order shall have been
                   ----------------------
entered by the Bankruptcy Court and shall be in full force and effect, and all conditions contemplated by the Sale Order to consummate the transactions contemplated hereby shall have been satisfied.

     Section 8.02  Injunctions; Orders.  There shall be no injunction, order,
                   -------------------
judgment, ruling or decree of any nature of any court or Government Authority of competent jurisdiction that is in effect that prohibits or materially restrains the consummation of the transactions contemplated under this Agreement.

     Section 8.03  Rule; Regulation. No statute, rule or regulation shall have
                   ----------------
been promulgated by any Governmental Authority which prohibits the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE 9.

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

          The obligation of the Seller to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

     Section 9.01    ACI's Obligations. ACI shall have performed in all material
                     -----------------
respects its obligations under this Agreement required to be performed by ACI at or prior to the Closing Date; and

     Section 9.02    Representations and Warranties. The representations and
                     ------------------------------
warranties of ACI contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made at and as of such date, except as otherwise contemplated by this Agreement, and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of ACI by the President or a Vice President of ACI.

     Section 9.03    No Misrepresentation or Breach of Covenants and Warranties.
                     ----------------------------------------------------------
There shall have been no material breach by ACI in the performance of any of its covenants and agreements herein; each of the representations and warranties of ACI contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date, and signed on behalf of ACI by the President of ACI.

                                  ARTICLE 10.

                   CONDITIONS PRECEDENT TO OBLIGATION OF ACI

          The obligation of ACI to effect the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following additional conditions:

     Section 10.01   No Misrepresentation or Breach of Covenants and Warranties.
                     ----------------------------------------------------------
There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date; and there shall have been delivered to ACI a certificate to such effect, dated the Closing Date, and signed on behalf of each Seller Party by the CEO of such Seller Party.

     Section 10.02   No Changes or Destruction of Property. Between the date
                     -------------------------------------
hereof and the Closing Date, there shall have been (a) no material adverse change in the Acquired Assets or the Transaction Processing Business or the value thereof ; provided, however that none of the following shall constitute a
                --------  -------
material adverse change for purposes of this clause (a): (1) the departure of any employee who does not receive an offer of employment from ACI prior to Closing or an employee who accepts an offer of employment from ACI after the Closing, (2) the impact of the departure of any employee or employees referred to in clause (1) above, or (3) loss or deferral of expected new business resulting from the announcement or implementation of the transactions contemplated hereby; (b) no material adverse federal or state legislative or regulatory change, affecting the Transaction Processing Business or its products or services or the Acquired Assets or the values thereof; and
(c) no material damage to the Acquired Assets by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage; and there shall have been delivered to ACI a certificate to such effect, dated the Closing Date and signed on behalf of each Seller Party by the CEO of such Seller Party.

     Section 10.03    No Restraint or Litigation.  No Action shall have been
                      --------------------------
instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

     Section 10.04    Necessary Governmental Approvals. Except to the extent not
                      --------------------------------
obviated by the Bankruptcy Court Order, the parties shall have received all approvals and actions of or by all Governmental Authorities which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 4.14 or otherwise required to be obtained prior to the Closing by
   -------------
applicable Requirements of Laws or which are necessary to prevent a material adverse change in the Acquired Assets, the Transaction Processing Business or the operations, liabilities, profits, or condition (financial or otherwise) of the Transaction Processing Business.

     Section 10.05    Necessary Consents. Except to the extent not obviated by
                      ------------------
the Bankruptcy Court Order as determined by ACI in its sole discretion, Seller shall have received all required consents listed on Schedule 4.14, including (i)
                                                    -------------
those Instruments of Consent to Assignment for Customer Contracts required by
Section 2.01(a) and (ii) LEC Consents for each of the LEC Contracts in form and
-------------
substance reasonably satisfactory to ACI, to the transactions contemplated hereby from the other parties to the Assigned Contracts (other than software licenses that can be replaced by ACI or for less than $50,000 in the aggregate).

     Section 10.06    Key Employees. ACI shall have hired [and entered into
     -------------    -------------
employment agreements with] (effective as of the Closing) certain key employees of Seller (as set forth in a mutually agreed upon list) on terms and conditions acceptable to ACI in its sole discretion.

     Section 10.07    Final Order. The Sale Order shall have become a final
     -------------    -----------
order (i.e., an order that has not been reversed, stayed, modified or amended and as to which (i) the time to appeal or seek review, reargument or rehearing has expired and as to which no appeal or petition for certiorari, review or rehearing is pending, or (ii) if appeal, review, reargument, rehearing or certiorari of such order has been sought, such order has been affirmed and the time to request a further review, reargument, rehearing or certiorari has expired, as a result of which such order has become final and nonappealable in accordance with applicable law (a "Final Order").

                                  ARTICLE 11.

                             Intentionally Omitted

                                  ARTICLE 12.

                       TERMINATION, AMENDMENT AND WAIVER

     Section 12.01    Termination. This Agreement may be terminated:
                      -----------

          (a)      by the mutual consent of ACI and the Seller;

          (b) by ACI in the event that the Seller does not obtain an order of the Bankruptcy Court approving the Auction Procedures, including the Expense Reimbursement Fee set forth therein, within ten (10) days after the Petition Date, or by ACI in the event that such order is not entered within twelve (12) days after the Petition Date;

          (c)      by ACI if the Sale Order has not been entered within ninety
     (90) days after the Petition Date ;

          (d) by ACI if the Sale Order has not become a Final Order within eleven (11) days after the Sale Order has been entered, 2;

          (e) by ACI, at any time on or after the expiration of the Term of the Management Agreement ;

          (f) by Seller if the Sale Order has been entered and if all of the other conditions in Articles 8 and 10 have been satisfied, and ACI does not proceed with the Closing within 10 business days after the last of such conditions has been satisfied ;

          (g) by ACI in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within ten calendar days after receipt of written notice from ACI requesting such breach to be cured or by ACI in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within twenty calendar days after receipt of written notice from ACI requesting such breach be cured;

          (h) by Seller in the event of any material breach by ACI of any of its agreements, representations or warranties contained herein and the failure of ACI to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured; or

          (i) by ACI in the event of any material breach by Seller of the Auction Procedures.

     Section 12.02 Notice of Termination. Any party desiring to terminate
                   ---------------------
this Agreement pursuant to Section 12.01 shall give notice in writing of such
                           -------------
termination to all other parties to this Agreement.

     Section 12.03 Effect of Termination. In the event that this Agreement shall
                   ---------------------
be terminated pursuant to this Article 12, all further obligations of the parties under this Agreement (other than Sections 7.06, 7.07, 7.08, 7.10,
                                                  -----------------------
13.02(a), 13.07 and 13.08) shall be terminated without further liability of any
----------------    -----
party to the other, provided that nothing herein shall relieve any party from
                    --------
liability for its willful breach of this Agreement. ACI shall have no liability whatsoever for terminating this Agreement in accordance with the terms herein.

                                  ARTICLE 13.

                               GENERAL PROVISIONS

     Section 13.01 Survival of Representations, Warranties, and Agreements.
                   -------------------------------------------------------
None of the representations or warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive beyond the Closing Date. The covenants contained in Sections 2.03, 2.04, 2.06, 7.02, 7.04, 7.05,
                                 --------------------------------------------
7.06, 7.07, 13.02, 13.03, 13.07, 13.08 and 14.03 shall survive the Closing.
---------------------------------------    -----

     Section 13.02 Damages/Indemnity.
                   -----------------

              (a) Subject to the approval of this Agreement by the Bankruptcy Court, if the Seller breaches this Agreement, ACI's damages shall be deemed an administrative priority claim under 11 U.S.C. Sections 503(b) and 507(a).

              (b) The Seller shall indemnify ACI for any liability or expense resulting from the payment by ACI of an Excluded Liability that it pays with express written consent of the Seller.

              (c) ACI shall indemnify Seller for any liability or expense resulting from ACI's failure to pay any Assumed Liability in accordance with its terms

     Section 13.03 Transfer Taxes. The Seller shall seek an order approving
                   --------------
this Agreement which provides that (a) in accordance with section 1146(c) of the Bankruptcy Code, the making or delivery of any instrument of transfer under a plan confirmed under section 1129 of the Bankruptcy Code shall not be taxed under any law imposing a stamp or similar Tax, and (b) the instruments transferring the Acquired Assets to ACI shall contain the following endorsement:

                   "Because this [instrument] has been authorized pursuant to Order of the United States Bankruptcy Court for the Central District of California relating to a plan of reorganization of the Grantor, it is exempt from transfer taxes, stamp taxes or similar taxes pursuant to 11 U.S.C. (S) 1146(c)."

In the event transfer Taxes are required to be paid in order to consummate the transactions hereunder, or in the event any such Taxes are assessed at any time thereafter, such transfer Taxes incurred as a result of the transactions contemplated hereby shall be paid by the Seller. In the event sales, use or other similar Taxes are assessed at Closing or at any time thereafter on the transfer of any of the Acquired Assets, such Taxes incurred as a result of the transactions contemplated hereby shall be paid by the Seller. ACI and the Seller shall cooperate in providing each other with any appropriate resale exemption certifications and other similar documentation.

     Section 13.04 Notices.  All notices, requests, claims, demands and other
                   -------
communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of three business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice):

               (a) If to ACI, to:

               ACI Telecommunications, Inc.
               190 S. LaSalle Street, Suite 1710
               Chicago, Illinois 60603
               Telecopy: (312) 419-0172
               Attention: Patrick J. Haynes, III

               with the copy (which shall not constitute notice) to:

               Sidley Austin Brown & Wood
               555 West Fifth Street
               Los Angeles, California  90013
               Telecopy: 213-896-6600
               Attention: Richard Peters


               and


               Winstead Sechrist & Minick
               5400 Renaissance Tower
               1201 Elm Street
               Dallas, Texas 75270
               Telecopy: (214) 745-5390
               Attention: Bruce A. Cheatham


               (b) If to the Seller, to:


               OAN Services, Inc.
               OAN Services of Florida, Inc.
               nTelecom Holdings, Inc.
               9255 Corbin Avenue
               Northridge, California 91324
               Telecopy: (818) 709-1825
               Attention: President and General Counsel


               with a copy to:


               Wynne Spiegel Itkin, a Law corporation
               1901 Avenue of the Stars
               Suite 1600

                    Los Angeles, CA 90067
                    Telecopy:  (310) 551-3059
                    Attention: Richard L. Wynne, Esq.

     Section 13.05  Descriptive Headings; Certain Terms. The headings contained
                    -----------------------------------
in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references to "$" or dollars shall be to United States dollars and all references to "days" shall be to calendar days unless otherwise specified.

     Section 13.06  Entire Agreement, Assignment.  This Agreement (including the
                    ----------------------------
Exhibits, Schedules and the other documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. No party shall assign its rights hereunder prior to the Closing without the written consent of the other, except that ACI may assign its rights prior to the Closing, without the consent of the other parties, to any Person that is an Affiliate of ACI. No such assignment shall relieve the assignor of any of its obligations hereunder. Following the Closing, any party may assign any of its rights hereunder, but no such assignment shall relieve it of any of its obligations hereunder.

     Section 13.07  Governing Law; Submission to Jurisdiction.  This Agreement
                    -----------------------------------------
shall be governed by and construed in accordance with the laws of the State of California without regard to the rules of conflict of laws of the State of California or any other jurisdiction. ACI and Seller irrevocably and unconditionally consent to submit to the jurisdiction of the Bankruptcy Court for any litigation arising out of or relating to this Agreement and the transactions contemplated thereby (and agree not to commence any litigation relating thereto except in the Bankruptcy Court).

     Section 13.08  Expenses.  Except as set forth in this Agreement, whether or
                    --------
not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. The foregoing shall not affect the legal right, if any, that any party hereto may have to recover expenses from any other party that breaches its obligations hereunder.

     Section 13.09  Amendment.  This Agreement and the Exhibits and Schedules
                    ---------
hereto may not be amended except by an instrument in writing signed on behalf of all the parties hereto.

     Section 13.10  Waiver.  At any time prior to the Closing Date, the parties
                    ------
hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if (and after) set forth in an instrument in writing signed on behalf of such party (and delivered to all other parties hereto).

     Section 13.11  Counterparts; Effectiveness. This Agreement may be executed
                    ---------------------------
in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts thereof signed by all the other parties hereto.

     Section 13.12  Severability; Validity; Parties of Interest. If any
                    -------------------------------------------
provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.


                                  ARTICLE 14.

                                  TAX MATTERS

     Section 14.01  Tax Definitions.  The following terms, as used in this
                    ---------------
Agreement, have the following meanings:

          "Code" means the Internal Revenue Code of 1986, as amended.
            ----

          "Pre-Closing Tax Period" means any tax period ending on or before the
           ----------------------
Closing Date and the portion of any Straddle Period ending on the Closing  Date.

          "Straddle Period" means any taxable period beginning on, or before and
           ---------------
ending  after the Closing Date.

          "Tax" and, with correlative meaning, "Taxes" means with respect to any
           ---
Person (1) all federal, state, local, county, foreign and other taxes, assessments or other government charges, including any income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, conveyancing, gains, withholding, payroll, employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real or personal), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), or (2) liability for the payment of any amounts of the type described in (1) relating to any other Person as a result of being party to any agreement to indemnify such other Person, being a successor or transferee of such other Person, or being a member of the same affiliated, consolidated, combined, unitary or other group with such other Person.

          "Tax Returns" means any return (including information return), report,
           -----------
notice, form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any schedule or attachment thereto, and any amendment thereof filed or to be filed with any Taxing Authority in connection with the determination, assessment or collection of Taxes.

     Section 14.02  Tax Representations and Warranties.  The Seller hereby
                    ----------------------------------
represents and warrants to ACI that:

          (a)       Except as set forth on Schedule 14.02(a), (i) the Seller
                                           -----------------
     has, in respect of the Transaction Processing Business and the Acquired Assets, timely filed all Tax Returns which are required to be filed and paid all Taxes due pursuant to such Tax Returns; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid in respect of the Transaction Processing Business and the Acquired Assets; and
     (iii) the Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. The Seller has delivered or made available to ACI complete and accurate copies of all Tax Returns filed with a Taxing Authority for all open tax years of the Seller. The Seller has timely paid or will timely pay, or has otherwise made provision for the payment of, all Taxes that have or may become due in respect of any Pre-Closing Tax Period, the non-payment of which would result in an Encumbrance on any Acquired Asset (that would not be released pursuant to the Sale Order).

          (b)       Except as set forth on Schedule 14.02(b), all Taxes that the
                                           -----------------
     Seller is or was required to withhold or collect (including from employees of the Seller for income Taxes and social security and other payroll Taxes) have been duly withheld or collected and either paid to the respective Taxing Authority, set aside in accounts for such purpose, or accrued, reserved against and entered upon the books of the Seller. Except where payment of sales, use or other similar Taxes have been made, the Seller has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of sales, use or other similar Taxes as to which the Seller would have otherwise been obligated to collect or withhold Taxes.

          (c) The transactions contemplated herein are not subject to the Tax withholding provisions of Section 3406 or of Subchapter A of Chapter 3 of the Code or of any other provisions of federal, state, local or foreign law and no sales Taxes, use Taxes, real estate transfer Taxes or other similar Taxes will be imposed on the transfer of the Acquired Assets or the assumption of the Assumed Liabilities pursuant to this Agreement.

     Section 14.03  Tax Matters.
                    -----------

          (a)       Liability for Taxes.

                         (i) The Seller shall be liable for and pay, and shall indemnify ACI against, (a) all Taxes (including any amounts owed by a Buyer in respect of Taxes relating to a contract or otherwise) applicable to the Transaction Processing Business, the Acquired Assets and the Assumed Liabilities, in each case attributable to taxable years or periods ending on or prior to the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date and (b) all Taxes imposed on the Seller pursuant to Section 13.03 or any
                                                            -------------
          other provision of this Agreement. Without limiting the generality of the foregoing, Seller shall, in respect of liabilities for use or other similar Taxes disclosed on Schedule 14.02(a), set aside and
                                           -----------------
          reserve from the Cash Proceeds an amount sufficient to pay such Taxes.

               (ii) ACI shall be liable for and pay, and shall indemnify Seller against, all Taxes applicable to the Acquired Assets and Assumed Liabilities that are attributable to taxable years or periods beginning after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date; provided, however, that ACI shal-not be liable for or
                        --------  -------
          pay, and shall not indemnify Seller against, any Taxes for which Seller is liable under this Agreement (including, Section 14.03(a)(i).
                                                            -------------------

     (b)  For purposes of this Section 14.03, any Straddle Period shall be
                               -------------
treated on a "closing of the books" basis as two partial periods, one ending at the close of the Closing Date and the other beginning on the day after the Closing Date, except that Taxes (such as property Taxes) imposed on a periodic basis shall be allocated on a daily basis.

     (c)  Notwithstanding Section 14.03(a)(ii), any sales Tax, use Tax, real
                          --------------------
property transfer or gains Tax, asset transfer Tax, documentary stamp Tax or similar Tax attributable to the sale or transfer of the Transaction Processing Business, the Acquired Assets and the Assumed Liabilities shall be paid by the Seller. ACI agrees to timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns with respect to, such Taxes.

     (d) ACI and the Seller agree to (i) furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Transaction Processing Business, the Acquired Assets and the Assumed Liabilities (including access to books and records) as is reasonably necessary for the filing of all Tax Returns, the making of any election relating to Taxes, the preparation for any audit by any taxing authority, and the prosecution or defense of any claim, suit or proceeding regarding any Tax relating to the Transaction Processing Business, the Acquired Assets and the Assumed Liabilities; (ii) cooperate fully in preparing for any audits of, or disputes with Taxing Authorities regarding, any Tax relating to the Transaction Processing Business, the Acquired Assets or the Assumed Liabilities; (iii) provide timely notice to each other in writing of any pending or threatened Tax audits or assessments relating to the Transaction Processing Business. the Acquired Assets or the Assumed Liabilities for taxable periods for which the others may have a liability; (iv) furnish each other with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period; and (v) timely provide to the others powers of attorney or similar authorizations necessary to carry out the purposes of this Article 14. ACI shall retain all books and records with respect to Taxes pertaining to the Acquired Assets for a period of at least six years following the Closing Date. The Seller shall retain any records retained by the Seller related to Taxes for a period of at least ___ years following the Closing Date. Each party shall provide the other with at least ten days prior written notice before destroying or transferring custody of any such books and records, during which period the party receiving such notice can elect to take possession, at its own expense, of such books and records.

     (e) The Seller shall deliver to ACI at the Closing all necessary forms and certificates complying with applicable law, duly executed and acknowledged, certifying that the transactions contemplated hereby are exempt from withholding under Section 1445 of the Code.


               --- Remainder of Page Intentionally Left Blank---

          IN WITNESS WHEREOF, the Seller and ACI have caused this Agreement to be executed on their behalf by their officers thereunto duly authorized, as of the date first above written.

OAN Services, Inc.                        OAN Services of Florida, Inc.

By: /s/ Harvey M. Berg                    By: /s/ Harvey M. Berg
    ---------------------------               -------------------------------
Name: Harvey M. Berg                      Name: Harvey M. Berg
      -------------------------                 -----------------------------
Title: President                          Title: President
       ------------------------                  ----------------------------

ACI Telecommunications, Inc.              nTelecom Holdings, Inc.

By: /s/ Michael J. Labedz                 By: /s/ Harvey M. Berg
    ---------------------------               -------------------------------
Name:  Michael J. Labedz                  Name: Harvey M. Berg
                                                -----------------------------
Title: President                          Title: President
                                                 ----------------------------

                                  Exhibit A-1
                                  -----------

                                Acquired Assets
                                ---------------

                                  Exhibit A-2
                                  -----------


                              Assigned Contracts
                              ------------------

                                   Exhibit B
                                   ---------


                                Excluded Assets
                                ---------------

                                   Exhibit C
                                   ---------


                                  Sale Order
                                  ----------

UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
--------------------------------

In re                                         Chapter 11

______________,                               Case No. _______________

     Debtor.
--------------------------------

  ORDER PURSUANT TO, INTER ALIA, 11 U.S.C. (S)(S) 105, 363, 365 APPROVING (i)
                  ASSET PURCHASE AGREEMENT BETWEEN DEBTOR AND
                         ACI TELECOMMUNICATIONS, INC.
              (ii) SALE OF ASSETS COMPRISING DEBTOR'S TRANSACTION
               PROCESSING BUSINESS, FREE AND CLEAR OF ALL LIENS,
                 CLAIMS, ENCUMBRANCES AND INTERESTS, AND (iii)
                     ASSUMPTION AND ASSIGNMENT OF CERTAIN
            EXECUTORY CONTRACTS AND UNEXPIRED LEASES OF THE DEBTOR
            -------------------------------------------------------

          Upon the motion dated _________, 2001 (the "Motion"), as supplemented on ___________, 2001 by the filing of that certain Asset Purchase Agreement dated __________, 2001, by and among nTelecom Holdings, Inc. OAN Services, Inc. and OAN Services of Florida, Inc., collectively, as Seller and ACI Telecommunications, Inc. ("ACI") as Buyer (the "Asset Purchase Agreement"),/1/ ____________, the debtor and debtor in possession herein (the "Debtor"), by its then-proposed attorneys, _______________ ____________, for the entry of orders pursuant to Bankruptcy Code sections 105(a), 363(b), (f) and (m), and 365 and Rules 2002, 6004, 6006, 9006, 9014, and 9019 of the Federal Rules of Bankruptcy Procedure, (a) authorizing the sale of assets comprising the Debtor's transaction processing business (the "Acquired Assets") to ACI, pursuant to the terms and conditions of the Asset Purchase

__________________
/1/ Unless defined herein, all capitalized terms shall have the same meaning ascribed to them in the Asset Purchase Agreement.

Agreement, free and clear of all claims, liens, encumbrances and interests, subject to higher and better offers, and authorizing the assumption and assignment of certain executory contracts pursuant to section 365 of the Bankruptcy Code in conjunction with such transaction, (b) establishing auction and bidding procedures and approving the form of notice of the intended sale, and establishing a hearing date to consider the same, and (c) granting such other and further relief as is just; and upon the order to show cause, dated ___________ 2001 (the "Order to Show Cause"), setting a hearing on approval of the Bidding Procedures; and upon the record of the First Hearing held on __________, 2001; and upon the order entered at the First Hearing (the "Procedures Order"); and due notice of the Motion and relief sought therein and of the hearings held thereunder having been given to all parties entitled thereto under the Order to Show Cause and the Procedures Order, as evidenced by the affidavits of service and publication filed with the Court; and upon the record of the hearing held on __________, 2001 (the "Second Hearing"), and based on the pleadings, testimony of witnesses, if any, and arguments of counsel, and good and sufficient cause appearing therefor;

                    IT IS HEREBY FOUND AND DETERMINED THAT:

          1. This Court has jurisdiction to hear and determine the Motion pursuant to 28 U.S.C. (S) 157(b)(2)(A), (N) and (O). The statutory predicates for the relief sought herein are sections 105, 363, and 365 of the United States Code, 11 U.S.C. (S)(S) 101 et seq. as amended (the "Bankruptcy Code") and
                           -- ---
Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") 2002, 6004, 6006, 9006, 9014, and 9019.

          2. The Debtor has followed the procedures for the giving of notice of the Motion and the First Hearing and the Second Hearing (the "Hearings") as set forth in the Order to Show Cause and the Procedures Order. Proper, timely and adequate notice of the Motion and the Hearings has been provided in accordance with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006, 9006 and 9014 and the Order to Show Cause and the

Procedures Order, and no other or further notice of the Motion, the Hearings or the entry of this Order is required.

          3. The Debtor has full corporate power and authority to execute the Asset Purchase Agreement and all other documents contemplated thereby and the sale of the Acquired Assets by the Debtor has been duly and validly authorized by all necessary corporate action of the Debtor. No consents or approvals, other than entry of this Order, are required for the Debtor to consummate such transactions.

          4. The sale of the Acquired Assets, including, without limitation, the assumption and assignment of the contracts included therein, reflects the Debtor's sound business judgment.

          5. Approval of the Asset Purchase Agreement and consummation of the sale of the Acquired Assets at this time are in the best interests of the Debtor, its creditors and estate. The Debtor has demonstrated good and sufficient business justification for the sale of the Acquired Assets pursuant to section 363(b) of the Bankruptcy Code outside of a plan of reorganization, and for the assumption and assignment of the Section 365 Assumed Rights pursuant to section 365 of the Bankruptcy Code, in that, among other things:

          6. a. In the absence of a prompt sale of the Acquired Assets, their value will steadily decline because the Debtor lacks sufficient cash to continue its business operations and does not have assurances of further funding;

          b. A sale pursuant to section 363(b) is likely to produce a greater return to creditors in the Debtor's case than if the Acquired Assets were sold in connection with a liquidating plan of reorganization, because the unavoidable delay and expense required to confirm such a plan would deprive the Debtor's estate of the opportunity to realize the maximum value of the Acquired Assets available through an immediate sale;

          c. Each of the Assigned Contracts is an executory contract or unexpired lease within the meaning of section 365(a) of the Bankruptcy Code;

          d. Claims against the Debtor's estate will be minimized as a result of the prompt consummation of the sale of the Acquired Assets, and the concomitant assumption and assignment of the Assigned Contracts to ACI;

          e. A sale to ACI of the Acquired Assets at this time will result in the highest possible sale price; and

          f. Unless a sale to ACI is concluded expeditiously as provided for under the Asset Purchase Agreement, (i) the value of the Acquired Assets will decline precipitously and (ii) the Debtor, its estate and its creditors will realize substantially less value for the Acquired Assets.

          7. The terms and conditions of the Asset Purchase Agreement are fair and reasonable. The Asset Purchase Agreement represents the highest and best offer for the Acquired Assets, the Purchase Price is fair and reasonable and constitutes reasonably equivalent value under the Bankruptcy Code and California law.

          8. The cure amounts in respect of the Assigned Contracts as determined by the Court (the "Cure Amounts"), if any, are the sole amounts necessary to cure all defaults, if any, and to pay all actual or pecuniary losses that resulted from such defaults under the Assigned Contracts.

          9. ACI has provided adequate assurance of ACI's future performance under the Assigned Contracts within the meaning of sections 365(b)(1)(C) and
(f)(2)(B) of the Bankruptcy Code. The assumption and assignment of Assigned Contracts pursuant to the Asset Purchase Agreement is in the best interests of the Debtor, its creditors and estate.

          10. The Management Agreement and the Asset Purchase Agreement were negotiated, proposed and entered into by the parties without collusion, in good faith, and from arm's length bargaining positions. ACI is a good faith purchasers under section 363(m) of the Bankruptcy Code and, as such, is entitled to the protections afforded thereby. Neither the Debtor nor ACI has engaged in any conduct that would cause or permit the Asset Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

          11. ACI will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Asset Purchase Agreement, including without limitation, the assumption and assignment of the Assigned Contracts, at any time after the entry of this Sale Order, unless a stay pending appeal is in effect at the time of the closing.

          12. The transfer of the Acquired Assets and the assignment of the Assigned Contracts pursuant to the Asset Purchase Agreement (a) are or will be legal, valid and effective transfers of property of the Debtor's estate to ACI, and (b) vest or will vest ACI with all right, title, and interest of the Debtor in and to the Acquired Assets free and clear of all liens, claims, encumbrances and interest pursuant to section 363(f) of the Bankruptcy Code, as and to the extent provided in the Asset Purchase Agreement.

          13. The transfers contemplated by the Asset Purchase Agreement do not and will not subject ACI to any liability for claims against the Debtor by reason of such transfers under the laws of the United States, any state, territory or possession thereof, except as provided in the Asset Purchase Agreement.

        NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

          1.  The Motion be, and hereby is, granted in all respects.

          2. All objections, if any, to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, are overruled on their merits.

          3. The terms and conditions of the Asset Purchase Agreement are hereby approved in all respects pursuant to section 363(b) and 365 of the Bankruptcy Code and the Debtor and ACI are directed and authorized (without regard to the automatic stay of Bankruptcy Code Section 362(a), which without the necessity of further Court order is hereby modified to permit the parties to the Asset Purchase Agreement to take any action provided for in the Asset Purchase Agreement) to immediately take such actions as are necessary to consummate, implement, and otherwise exercise any and all rights and remedies under, the Asset Purchase Agreement.

          4. Pursuant to sections 363(b) and 365 of the Bankruptcy Code, the Debtor is hereby authorized and empowered to fully assume, perform under, consummate, and implement the Asset Purchase Agreement, together with such additional instruments and documents that may be reasonably necessary or desirable to implement the Asset Purchase Agreement, and to take all further actions as may reasonably be requested by ACI for the purpose of assigning, transferring, granting, conveying and conferring to ACI, or reducing to ACI's possession, any or all of the Acquired Assets, or as may be necessary or appropriate to the performance of the obligations contemplated by the Asset Purchase Agreement.

          5. Pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, the Acquired Assets shall be transferred to ACI and upon the closing under the Asset Purchase Agreement shall be free and clear of all mortgages, security interests, pledges, liens, claims, judgments, demands, encumbrances, restrictions or charges of any kind or nature, fixed or contingent (collectively, the "Liens"), whether arising prior to or subsequent to the commencement of the Debtor's chapter 11 case, and whether imposed by agreement, understanding, law, equity or otherwise.

          6. Except as may be specifically provided for in the Asset Purchase Agreement, all persons and entities holding Liens of any kind and nature with respect to the Acquired Assets are hereby barred from asserting such Liens of any kind or nature against ACI, their successors or assigns, or the Acquired Assets.

          7. Except as may be specifically provided for in the Asset Purchase Agreement, (a) ACI shall not be liable for any claims (including, but not limited to any and all "claims" as defined in Section 101(5) of the Bankruptcy Code and any and all rights and claims under any bulk transfer statutes and similar laws) against the Debtor or its estate, (b) ACI shall have no successor or vicarious liabilities of any kind or character whether known or unknown as of the closing under the Asset Purchase Agreement, now existing or hereafter arising, whether fixed or contingent, with respect to the Debtor or its estate, (c) ACI is not successor to the Debtor or the Debtor's bankruptcy estate, and (d) ACI is not assuming nor shall they in any way whatsoever be liable or responsible, as successor or otherwise, for any other liabilities, debts or obligations of the Debtor or any other liabilities, debts or obligations in any way whatsoever relating to or arising from the Acquired Assets or the Debtor's operation or use of the Acquired Assets prior to the consummation of the transactions contemplated by the Asset Purchase Agreement, or any liabilities calculable by reference to the Debtor or its assets or operations, or relating to continuing conditions existing on or prior to consummation of the transactions contemplated by the Asset Purchase Agreement, which liabilities, debts and obligations are hereby extinguished insofar as they may give rise to successor liability, without regard to whether the claimant asserting any such liabilities, debts or obligations has delivered to ACI a release thereof.

          8. Except as may be specifically provided for in the Asset Purchase Agreement, no person or entity, including without limitation, any federal, state or local government agency, department or instrumentality, shall assert against ACI or its successors in interest any liability, debt or obligation relating to or arising from the Debtor's Acquired Assets or operations or any liabilities calculable by reference to the Debtor or its Acquired Assets or operations, and all persons and entities are hereby enjoined from asserting any such liabilities, debts or obligations against ACI.

          9. The Debtor is hereby authorized and directed, subject to the terms and conditions of the Asset Purchase Agreement, to (a) assume and assign to ACI each of the Assigned Contracts pursuant to the provisions of section 365 of the Bankruptcy Code, in each case free and clear of all Liens, and (b) execute and deliver to ACI such documents or other instruments as may be reasonably necessary to assign and transfer such Assigned Contracts to ACI.

          10. The cure amounts, if any, for any of the Assigned Contracts being assigned to ACI shall be paid by ACI to the extent provided for in the Asset Purchase Agreement and the balance shall be paid by the Debtor from the cash proceeds of the sale.

          11. The Assigned Contracts delineated in the Asset Purchase Agreement hereto shall, upon assignment to ACI, be deemed to be valid and binding and in full force and effect and enforceable in accordance with their terms, and pursuant to section 365(k) of the Bankruptcy Code, the Debtor shall be relieved from any further liability with respect to such Assigned Contracts after such assignment.

          12. Each non-debtor party to an Assigned Contract is hereby barred from asserting against the Debtor or ACI any default existing as of the date of the Second Hearing if such default or claim was not timely raised or asserted in response to the Motion.

          13. On and after the date of ACI's payment to the Debtor of the Purchase Price as required under the Asset Purchase Agreement (the "Closing Date"), each of the Debtor's creditors asserting a Lien is authorized and directed to execute such documents and take all other actions as may be necessary to release its Liens on or against the Acquired Assets being transferred pursuant to the Asset Purchase Agreement, as such Liens may have been recorded or otherwise exist; provided, that the failure of any such creditors to comply with the provisions of this paragraph 13 shall in no way limit the release, discharge and termination of any such Lien against the Acquired Assets purchased as otherwise provided by this Sale Order.

          14. As to the Asset Purchase Agreement and Acquired Assets transferred thereby, this Sale Order (a) is and shall be effective as a determination that, on the Closing Date and the payment of the Purchase Price required to be paid on the Closing Date, all Liens existing as to the Acquired Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and (b) is and shall be binding upon and govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets.

          15. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of said Acquired Assets to ACI on the Closing Date.

          16. Each and every federal, state, and local governmental agency or department is directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Asset Purchase Agreement.

          17. ACI is not a successor corporation or successor entity to the Debtor, the Debtor's estate, or the claims or liabilities of either.

          18. Article 6 of the Uniform Commercial Code governing Bulk Sale Transfers is not applicable to the sale of Acquired Assets to ACI.

          19. This Court shall retain jurisdiction (i) to enforce and implement the terms and provisions of the Asset Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith, (ii) to compel delivery of the Acquired Assets to ACI, (iii) to compel delivery of the Purchase Price, (iv) to compel specific performance of the Debtor's and ACI's obligations under the Asset Purchase Agreement, (v) to resolve any disputes arising under or related to the Asset Purchase Agreement, except as otherwise provided herein, (vi) to interpret, implement and enforce the provisions of this Sale Order, and (vii) determine any disputes relating to or concerning the receipt, use, application or retention of the proceeds from the sale of the Acquired Assets.

          20. Nothing contained in any plan of reorganization or liquidation confirmed in this case or the order of confirmation confirming such plan shall conflict with or derogate from the provisions of the Asset Purchase Agreement or this Sale Order.

          21. ACI is in good faith of the Acquired Assets and are entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

          22. The terms and provisions of the Asset Purchase Agreement, together with the terms and provisions of this Sale Order, shall be binding in all respects upon, and shall inure to the benefit of, the Debtor, its estate and creditors, ACI, and its affiliates, successors and assigns, and any affected third parties including but not limited to all non-debtor parties to the Assigned Contracts being assigned to ACI pursuant to the Asset Purchase Agreement and persons asserting a claim against or interest in the Debtor's estate or any of the Acquired Assets to be sold to ACI pursuant to the Asset Purchase Agreement, notwithstanding any subsequent appointment of any trustee for the debtor under any chapter of the Bankruptcy Code, as to which trustee such terms and provisions likewise shall be binding in all respects.

          23. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material.

          24. Pursuant to section 365(a) of the Bankruptcy Code, the Debtor is hereby authorized to reject all of its executory contracts with ________________
_____.

          25. The failure specifically to include any particular provision of the Asset Purchase Agreement in this Sale Order shall not diminish or impair the efficiency of such provision, it being the intent of the Court that the Asset Purchase Agreement be authorized and approved in its entirety.

          26. The provisions of Federal Rules of Bankruptcy Procedure 6004(g) and 6006(d) staying the effectiveness of this Sale Order for ten (10) days are hereby waived, and this Order shall be effective immediately upon entry thereof.

          27. The Debtor is hereby authorized and directed to take all actions reasonable and necessary to effectuate the terms of the Asset Purchase Agreement, the transactions contemplated thereunder and the provisions of this Sale Order, all without the necessity of any further order of this Court.

Dated:  Los Angeles, California
  _____________, 2001

                                                ________________________________
                                                 United States Bankruptcy Judge

                                   Exhibit D
                                   ---------


                           Instrument of Assignment
                           ------------------------

          Pursuant to that certain Asset Purchase Agreement, dated as of May ___, 2001 (the "Purchase Agreement") by and among OAN Services, Inc. ("OAN") Telecom Holdings, Inc. ("nTelecom"), OAN Services of Florida, Inc. ("OAN Florida"), and together with OAN and nTelecom the "Seller"), and ACI Telecommunications, Inc. ("ACI"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely, unconditionally and irrevocably sell, assign, transfer, convey and deliver unto ACI, and its successors and assigns, each and all of the Acquired Assets (as such term is defined in the Purchase Agreement) and all of Sellers right, title and interest in and to such Acquired Assets; provided, however, as
                                                          --------  -------
to any lease, contract, agreement, permit or other authorization included in the Acquired Assets which cannot be sold, transferred, assigned, conveyed or delivered effectively without the consent of a third party, which consent has not been obtained, this Instrument of Assignment shall be of no force or effect until such requisite consent is obtained, whereupon this Instrument of Assignment shall become of full force thereto.

          This Instrument of Assignment shall be binding upon, and inure to the benefit of the successors and assigns of the parties hereto.

          This Instrument of Assignment shall be governed by and construed in accordance with the laws of the State of California without regard to the rules of conflict of laws of the State of California or any other jurisdiction.

          The Seller and ACI will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, sale, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the assignments contemplated by the Purchase Agreement and this Instrument of Assignment.

          IN WITNESS WHEREOF, Seller has caused this Instrument of Assignment to be executed as of the ____ day of _______, 2001 by its officer thereunto duly authorized.

OAN Services of Florida, Inc.                OAN Services, Inc.


By:   ____________________________           By:   _____________________________
Name: ____________________________           Name: _____________________________
Title:____________________________           Title:_____________________________

                                             Telecom Holdings, Inc.

                                             By:   _____________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                   Exhibit E
                                   ---------


                           Mutual Release Agreement
                           ------------------------

                                         May __, 2001

     A.  OAN Services, Inc. and ACI

     1. Effective immediately upon execution and delivery of this Mutual Release Agreement OAN Services, Inc. (on behalf of itself and its bankruptcy estate), nTelecom Holdings, Inc. (on behalf of itself and its bankruptcy estate) and OAN Services of Florida, Inc. (on behalf of itself and its bankruptcy estate) (collectively, "Debtor") hereby fully releases, remises, acquits, waives and forever discharges ACI (defined below) from any and all claims including liabilities, losses, claims, demands, accounts, debts, dues, sums of money, claims for professionals (including but not limited to attorneys) fees or costs, reckoning, costs, bonds, bills, expenses, rights of recoupment, obligations, covenants, contracts, controversies, agreements, promises, variances, torts (including any type of conduct or misconduct of Avery whether negligent, intentional or otherwise) omissions, representations, breaches of contract, breaches of obligations to perform, actions, causes of action, suits, damages (whether actual compensatory, punitive or exemplary), judgments, executions, defenses, counterclaims, or setoffs that the Debtor ever had or may now have against ACI of any nature whatsoever, whether direct, indirect or derivative, whether presently existing or which may hereafter arise whether in law or equity, whether sounding in contract, tort or any other basis, whether matured or unmatured, whether liquidated or unliquidated, whether contingent or not contingent, and whether known or unknown, and whether having arisen in whole or in part from the beginning of time through the execution and delivery of this Mutual Release Agreement (the "Debtor-Avery Release"). In the preceding sentence, ("ACI") means ACI Telecommunications, Inc. its shareholders (solely in their capacities as shareholders) and their officers, directors, employees, attorneys, and agents, as applicable, solely to the extent of their acting or omitting to act in the capacities as such.

     2. The Debtor-ACI Release shall not constitute a release of ACI from any of its obligations under the Sections of that certain Asset Purchase Agreement by and among OAN Services, Inc. nTelecom Holdings, Inc., and OAN Services of Florida, Inc. as Seller and ACI Telecommunications, Inc. as Buyer dated as of ___________, 2001 (the "Asset Purchase Agreement"), that survive the Closing pursuant to Section 13.01 thereof.

     3. Effective immediately upon execution and delivery of this Mutual Release Agreement ACI hereby fully releases, remises, acquits, waives and forever discharges the Debtor from any and all claims including liabilities, losses, claims, demands, accounts, debts, dues, sums of money, claims for professionals (including but not limited to attorneys) fees or costs, reckoning, costs, bonds, bills, expenses, rights of recoupment, obligations, covenants, contracts, controversies, agreements, promises, variances, torts (including any type of conduct or misconduct of the Debtor whether negligent, intentional or otherwise) omissions, representations, breaches of contract, breaches of obligations to perform, actions, causes of action, suits, damages (whether actual compensatory, punitive or exemplary), judgments, executions, defenses, counterclaims, or setoffs that ACI ever had or may now have against the Debtor of any nature whatsoever, whether direct, indirect or derivative, whether presently existing or which may hereafter arise whether in law or equity, whether sounding in contract, tort or any other basis, whether matured or unmatured, whether liquidated or unliquidated, whether contingent or not contingent, and whether known or unknown, and whether having arisen in whole or in part from the beginning of time through the execution and delivery of this Mutual Release Agreement (the "ACI-Debtor Release"). In the preceding sentence, the term "Debtor" means OAN Services, Inc., its bankruptcy estate, nTelecom Holdings, Inc., its bankruptcy estate, and OAN Services of Florida, Inc., its bankruptcy estate, and their shareholders (solely in their capacities as shareholders), and their officers, directors, employees, attorneys, and agents of each of the foregoing, as applicable, solely to the extent of their acting or omitting to act in the capacities as such.

     4. The ACI-Debtor Release shall not constitute a release of the Debtor from any of its obligations under the Sections of the Asset Purchase Agreement that survive Closing pursuant to Section 13.01 thereof.

     5. This Mutual Release Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Mutual Release Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OAN Services of Florida, Inc.             OAN Services, Inc.


By:    ___________________                By:  _________________________________
Name:  ___________________                Name:_________________________________
Title: ___________________                Title:

                                          nTelecom Holdings, Inc.

                                          By:   ________________________________
                                          Name: ________________________________
                                          Title:________________________________

                                          ACI Telecommunications, Inc.

                                          By:   ________________________________
                                          Name: ________________________________
                                          Title:________________________________

                                   Exhibit F
                                   ---------


                            Instrument of Assumption
                            ------------------------

          Instrument of Assumption dated as of _________ ____, 2001 by and among OAN Services, Inc. a Delaware corporation ("OAN"), nTelecom Holdings, Inc. ("nTelecom") and OAN Services of Florida, Inc. ("OAN Florida and together with nTelecom and OAN, the "Seller") and ACI Telecommunications, Inc. ("ACI").

          WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of May __, 2001 (the "Purchase Agreement") by and among Seller and ACI, Seller is conveying to ACI certain assets defined in the Purchase Agreement as the Acquired Assets; and

          WHEREAS, in partial consideration for such sale, the Purchase Agreement requires ACI to assume and agree to discharge certain obligations and liabilities of Seller.

          NOW, THEREFORE, pursuant to the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ACI does hereby assume and undertake and agree to discharge in accordance with the terms of the Purchase Agreement each of the Assumed Liabilities referred to in Section ___ of the Purchase Agreement.

          This Instrument of Assumption shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

          This Instrument of Assumption shall be governed by and construed in accordance with the laws of the State of California without regard to the rules of conflict of laws of the State of California or any other jurisdiction.

          The Seller and ACI will use all commercially reasonable efforts to execute and deliver such other instruments of conveyance, sale, transfer or assumption, as the case may be, and take such other action as may be reasonably requested to implement more effectively the assumption of liabilities contemplated by the Purchase Agreement and this Instrument of Assumption.

          IN WITNESS WHEREOF, ACI and Seller have caused this Instrument of Assumption to be executed as of the date first written above by their respective officers thereunto duly authorized.

ACI Telecommunications, Inc.              OAN Services, Inc.

By:  ______________________               By:   ________________________________
Name:______________________               Name: ________________________________
Title:_____________________               Title:________________________________
nTelecom Holdings, Inc.                   OAN Services of Florida, Inc.

By:   ________________________            By:   ________________________________
Name: ________________________            Name: ________________________________
Title:________________________            Title:________________________________

                                   Exhibit G
                                   ---------


                      Instrument of Consent to Assignment
                      -----------------------------------

                                   Exhibit H
                                   ---------

                                  LEC Consent
                                  -----------